                                                                  EXECUTION COPY

                               U.S. $4,000,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of February 22, 2005

                                      Among

                           SEARS HOLDINGS CORPORATION

                                       and

                         SEARS ROEBUCK ACCEPTANCE CORP.
                                       and
                               KMART CORPORATION,
                                  as Borrowers

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,
                               as Initial Lenders

                                       and

                               CITICORP USA, INC.
                                       and
                             BANK OF AMERICA, N.A.,
                              as Syndication Agents

                                       and

                               BARCLAYS BANK PLC,
                          LEHMAN COMMERCIAL PAPER INC.,
                                 HSBC BANK USA,
                             MERRILL LYNCH BANK USA,
                              MORGAN STANLEY BANK,
                         THE ROYAL BANK OF SCOTLAND, PLC
                                       AND
                       WACHOVIA BANK NATIONAL ASSOCIATION,
                             as Documentation Agents

                                       and

                          J.P. MORGAN SECURITIES INC.,
                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                     as Lead Arrangers and Joint Bookrunners

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                TABLE OF CONTENTS

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
                                                      ARTICLE I

                                          DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.   Certain Defined Terms............................................................................       1
SECTION 1.02.   Computation of Time Periods......................................................................      19
SECTION 1.03.   Accounting Terms.................................................................................      19

                                                      ARTICLE II

                                          AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.   The Revolving Advances...........................................................................      19
SECTION 2.02.   Making the Revolving Advances....................................................................      19
SECTION 2.03.   The Swingline Advances...........................................................................      20
SECTION 2.04.   Making the Swingline Advances....................................................................      21
SECTION 2.05.   Fees.............................................................................................      22
SECTION 2.06.   Optional Termination or Reduction of the Commitments.............................................      22
SECTION 2.07.   Repayment of Advances............................................................................      22
SECTION 2.08.   Interest on Advances.............................................................................      22
SECTION 2.09.   Interest Rate Determination......................................................................      23
SECTION 2.10.   Optional Conversion of Revolving Advances........................................................      23
SECTION 2.11.   Optional and Mandatory Prepayments of Advances...................................................      23
SECTION 2.12.   Increased Costs..................................................................................      24
SECTION 2.13.   Illegality.......................................................................................      25
SECTION 2.14.   Payments and Computations........................................................................      25
SECTION 2.15.   Taxes............................................................................................      25
SECTION 2.16.   Sharing of Payments, Etc.........................................................................      27
SECTION 2.17.   Use of Proceeds of Advances......................................................................      28

                                                      ARTICLE III

                                       AMOUNT AND TERMS OF THE LETTERS OF CREDIT

SECTION 3.01.   L/C Commitment...................................................................................      28
SECTION 3.02.   Procedure for Issuance of Letter of Credit.......................................................      28
SECTION 3.03.   Fees and Other Charges...........................................................................      28
SECTION 3.04.   Letter of Credit Participations..................................................................      29
SECTION 3.05.   Reimbursement Obligation of the Borrowers........................................................      29
SECTION 3.06.   Obligations Absolute.............................................................................      30
SECTION 3.07.   Letter of Credit Payments........................................................................      30
SECTION 3.08.   Applications.....................................................................................      30
SECTION 3.09.   Use of Letters of Credit.........................................................................      30

                                                       ARTICLE IV

                                              CONDITIONS TO EFFECTIVENESS

SECTION 4.01.   Conditions Precedent to Effectiveness............................................................      30
SECTION 4.02.   Conditions Precedent to Each Extension of Credit.................................................      32
SECTION 4.03.   Effective Date...................................................................................      32
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                                        i

                                                       ARTICLE V

                                            REPRESENTATIONS AND WARRANTIES

SECTION 5.01.   Representations and Warranties of the Borrowers..................................................      32

                                                       ARTICLE VI

                                                       COVENANTS

SECTION 6.01.   Affirmative Covenants............................................................................      35
SECTION 6.02.   Negative Covenants...............................................................................      38
SECTION 6.03.   Financial Covenant...............................................................................      41

                                                       ARTICLE VII

                                                    EVENTS OF DEFAULT

SECTION 7.01.   Events of Default................................................................................      41

                                                       RTICLE VIII

                                                        THE AGENT

SECTION 8.01.   Appointment......................................................................................      43
SECTION 8.02.   Delegation of Duties.............................................................................      43
SECTION 8.03.   Exculpatory Provisions...........................................................................      43
SECTION 8.04.   Reliance by Agent................................................................................      44
SECTION 8.05.   Notice of Default................................................................................      44
SECTION 8.06.   Non-Reliance on Agents and Other Lenders.........................................................      44
SECTION 8.07.   Indemnification..................................................................................      44
SECTION 8.08.   Agent in Its Individual Capacity.................................................................      45
SECTION 8.09.   Successor Agent..................................................................................      45
SECTION 8.10.   Documentation Agents and Syndication Agents......................................................      45

                                                        ARTICLE IX

                                                      MISCELLANEOUS

SECTION 9.01.   Amendments, Etc..................................................................................      45
SECTION 9.02.   Notices, Etc.....................................................................................      46
SECTION 9.03.   No Waiver; Remedies..............................................................................      47
SECTION 9.04.   Costs and Expenses...............................................................................      47
SECTION 9.05.   Right of Set-off.................................................................................      48
SECTION 9.06.   Binding Effect; Effectiveness....................................................................      48
SECTION 9.07.   Assignments and Participations...................................................................      48
SECTION 9.08.   Confidentiality..................................................................................      50
SECTION 9.09.   Governing Law....................................................................................      50
SECTION 9.10.   Execution in Counterparts........................................................................      50
SECTION 9.11.   Jurisdiction, Etc................................................................................      51
SECTION 9.12.   WAIVER OF JURY TRIAL.............................................................................      51
SECTION 9.13.   Release of Collateral............................................................................      51
SECTION 9.14.   USA PATRIOT Act Notice...........................................................................      52
SECTION 9.15.   Integration......................................................................................      52
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                                       ii


Schedules

Schedule IA -     Pricing Grid

Schedule 5.01(r) -UCC Filing Jurisdictions

Schedule 6.02(a) -Existing Liens

Exhibits

Exhibit A        -   Form of Notice of Borrowing

Exhibit B        -   Form of Assignment and Acceptance

Exhibit C        -   Form of Borrowing Base Certificate

Exhibit D        -   Form of Guarantee and Collateral Agreement

Exhibit E-1      -   Form of Opinion of Counsel for the Borrowers (Sears Law
                     Department)

Exhibit E-2      -   Form of Opinion of Counsel for the Borrowers (Kmart Law
                     Department)

Exhibit E-3      -   Form of Opinion of Special Counsel for the Borrowers
                     (Wachtell, Lipton, Rosen & Katz)

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of February 22, 2005

            SEARS HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation ("SRAC"), KMART CORPORATION, a Michigan corporation ("Kmart Corp."), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITICORP USA, INC. and BANK OF AMERICA, N.A., as syndication agents, BARCLAYS BANK PLC, LEHMAN COMMERCIAL PAPER INC., HSBC BANK USA, MERRILL LYNCH BANK USA, MORGAN STANLEY BANK, THE ROYAL BANK OF SCOTLAND, PLC and WACHOVIA BANK NATIONAL ASSOCIATION, as documentation agents, J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS INC. and BANC OF AMERICA SECURITIES LLC, as lead arrangers and joint bookrunners (the "Lead Arrangers"), and JPMORGAN CHASE BANK, N.A. ("JPMorgan Chase Bank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjustment Date" has the meaning set forth in the Pricing Grid.

            "Advance" means any advance by a Lender to any Borrower as part of a Borrowing.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person by contract or otherwise.

            "Agent's Account" means the account of the Agent maintained by the Agent at JPMorgan Chase Bank at its office at 270 Park Avenue, New York, New York 10017, Account No. 304288446, Attention: Bank Loan Syndications.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, initially, (a) 0.875% per annum for Eurodollar Rate Advances and (b) 0% per annum for Base Rate Advances; provided, that on and after the first Adjustment Date occurring after the Effective Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

            "Application" means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit B hereto.

            "Authorized Officer" means, as to Holdings or any Borrower, its president, chief executive officer, chief financial officer, vice president and controller, vice president and treasurer, vice president, finance, executive vice president, finance or any other person designated by it and acceptable to the Required Lenders.

            "Available Cash" means, on any date, (a) the aggregate amount of cash and Cash Equivalents of Holdings and its Subsidiaries on such date (determined on a Consolidated basis and in accordance with GAAP) minus (b) $125,000,000.

            "Available Commitment" means as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Extensions of Credit then outstanding; provided, that in calculating any Lender's Extensions of Credit for the purpose of determining such Lender's Available Commitment pursuant to
      Section 2.05(a), the aggregate principal amount of Swingline Advances then outstanding shall be deemed to be zero.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by JPMorgan Chase Bank in New York, New York, from time to time, as its prime rate; and

                  (b)   1/2 of one percent per annum above the Federal Funds
            Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(i).

            "Borrower Information" has the meaning specified in Section 9.08.

            "Borrowers" means, collectively, SRAC and Kmart Corp.; provided that in the event SRAC is dissolved, merged with and into Holdings or any Subsidiary of Holdings or otherwise ceases to exist in accordance with
      Section 6.01(d), then Sears shall designate that Sears or a direct wholly owned Domestic Subsidiary of Sears become a Borrower for all purposes of the Loan Documents.

            "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the applicable Lenders pursuant to Section
      2.01 or Section 2.03.

            "Borrowing Base" means, at any time, an amount equal to (a) 85% of the aggregate outstanding Eligible Credit Card Accounts Receivable at such time plus (b) the lesser of (i) 70% of the Net Eligible Inventory at such time minus 100% of Other Borrowing Base Reserves and (ii) 85% of the Net Orderly Liquidation Value at such time. The Agent may, in its Permitted Discretion and with 5 days notice to the Borrowers, reduce the advance rates set forth above or adjust one or more of the other elements used in computing the Borrowing Base.

            "Borrowing Base Certificate" means a certificate, signed by an Authorized Officer of Holdings, in the form of Exhibit C or another form which is acceptable to the Agent in its Permitted Discretion.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York or, in the case of matters relating to SRAC, Greenville, Delaware or, in the case of matters relating to Kmart Corp., Detroit, Michigan, and, if the applicable Business Day relates to any Eurodollar Rate Advances, a day of the year on which dealings are carried on in the London interbank market.

            "Cash Equivalents" means investments of Holdings and its Subsidiaries recorded as cash or cash equivalents in accordance with GAAP.

            "Collateral" means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Release Date" means the date on which the Collateral is released from the Liens of the Agent pursuant to Section 9.13(c).

            "Commercial L/C" means a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of any Borrower, on behalf of any Group Member, in respect of obligations of such Group Member in connection with the purchase of goods or services in the ordinary course of business.

            "Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Advances and participate in Swingline Advances and Letters of Credit in an aggregate principal amount and/or face amount up to (a) the amount set forth opposite such Lender's name on the signature pages hereof or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.06.

            "Commitment Fee Rate" means, initially, 0.175% per annum; provided, that on and after the first Adjustment Date occurring after the Effective Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

            "Commitment Percentage" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Advances then outstanding constitutes of the aggregate principal amount of the Advances then outstanding, provided, that, in the event that the Advances are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Commitment Percentage shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on a comparable basis.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any Borrower and that is treated as a single employer under Section 414 of the Internal Revenue Code.

            "Consolidated" refers to the consolidation of accounts of Holdings, excluding Sears Canada, in accordance with GAAP and as presented on a GAAP basis.

            "Consolidated Adjusted Leverage Ratio" means, as of any given day, the ratio of (a) the sum of (i) Consolidated Average Net Debt on such day and (ii) the product of Consolidated Rent Expense for the four immediately preceding fiscal quarters for which financial statements are available and 6 to (b) Consolidated EBITDAR for the four immediately preceding fiscal quarters for which financial statements are available.

            "Consolidated Average Net Debt" means, as of the last day of any period, (a) the sum of (i) Consolidated Net Debt as of such day and (ii) the sum of Consolidated Net Debt as of the end of each of the three immediately preceding fiscal quarters divided by (b) 4.

            "Consolidated EBITDA" means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) provision for income taxes, (b) interest expense, (c) depreciation and amortization expense, (d) results attributable to the minority interest owned by any Person in a non-wholly owned Subsidiary of Holdings to the extent such Subsidiary is a Loan Party, (e) expenses relating to the Kmart Corp. bankruptcy case in an amount not to exceed $12,000,000 in any twelve month period, (f) the impact of conforming accounting policies as a result of the Merger through the first full fiscal year following the Merger, (g) all non-recurring expenses and special charges related to the Merger incurred within twelve months after the date of the Merger, (h) non-cash charges arising from share-based payments (as defined in accordance with GAAP) to employees or directors and (i) any extraordinary or other non-recurring non-cash expenses or losses, and minus, to the extent included in the statement of such Consolidated Net Income for such period, any cash payments made during such period in respect of items added back pursuant to clause (i) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a Consolidated basis. For the purposes of calculating Consolidated EBITDA for any fiscal quarter pursuant to any determination of the Consolidated Adjusted Leverage Ratio or the Consolidated Leverage Ratio, (i) if at any time during such fiscal quarter Holdings or any of its Subsidiaries (other than Sears Canada) shall have made any Material Disposition, the Consolidated EBITDA for such fiscal quarter shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such fiscal quarter or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such fiscal quarter and (ii) if during such fiscal quarter Holdings or any of its Subsidiaries (other than Sears Canada) shall have made a Material Acquisition, Consolidated EBITDA for such fiscal quarter shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such fiscal quarter. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and
      (b) involves the payment of consideration by Holdings and its Subsidiaries (other than Sears Canada) in excess of $100,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to Holdings or any of its Subsidiaries in excess of $100,000,000.

            "Consolidated EBITDAR" means, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Rent Expense for such period.

            "Consolidated Inventory Coverage Ratio" means, as of the last day of any period, the ratio of (a) Gross Domestic Inventory on such day to (b) Total Net Extensions of Credit on such day.

            "Consolidated Leverage Ratio" means, as of any given day, the ratio of (a) Consolidated Average Net Debt on such day to (b) Consolidated EBITDA for the four immediately preceding fiscal quarters for which financial statements are available. For purposes of determining the Consolidated Leverage Ratio as of the end of the first four fiscal quarters following the Effective Date, Consolidated Average Net Debt and Consolidated EBITDA shall be calculated to give pro forma effect to the Merger as if the Merger had occurred on the first day of the relevant period of four consecutive fiscal quarters.

            "Consolidated Net Debt" means, on any date, Consolidated Total Debt minus Available Cash.

            "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Rent Expense" means, for any period, the aggregate amount of fixed and contingent rentals payable by Holdings and its Subsidiaries for such period with respect to operating leases of real estate, determined on a Consolidated basis in accordance with GAAP.

            "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Debt of Holdings and its Subsidiaries at such date, determined on a Consolidated basis in accordance with GAAP, but excluding (i) issued but not funded letters of credit, (ii) reimbursement obligations which are characterized as trade payables and are not overdue with respect to trade letters of credit (other than Letters of Credit issued hereunder) and (iii) contingent obligations.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "Credit Card Accounts Receivable" means each "Account" (as defined in the UCC) together with all income, payments and proceeds thereof, owed by an issuer of credit cards to a Loan Party resulting from charges by a customer of a Group Member (other than Sears Canada) on credit cards issued by such issuer in connection with the sale of goods by a Group Member (other than Sears Canada), or services performed by a Group Member (other than Sears Canada), in each case in the ordinary course of its business.

            "DC" means any distribution center owned or leased and operated by any Loan Party.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (excluding interest payable thereon unless such interest is to be accrued and added to the principal amount of such indebtedness), (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such Person's business and
      (ii) any such obligations which are due less than twelve months from the date of incurrence), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business and other than the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) or in respect of acceptances or letters of credit, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all direct recourse payment obligations of such Person in respect of any accounts receivable sold by such Person, (g) all Debt of others referred to in clauses (a) through (f) above or clause
      (h) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Disposition" means any sale of property other than goods held for sale in the ordinary course of business.

            "Dollars" and "$" refers to lawful money of the United States.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "Domestic Subsidiary" means any Subsidiary organized under the laws of any jurisdiction within the United States.

            "Effective Date" means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied.

            "Eligible Assignee" means any Person approved by the Agent, the Issuing Lender and, unless (a) an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
      Section 9.07 or (b) the assignee is an existing Lender or an Affiliate of an existing Lender, the Borrowers, in each case such approval not to be unreasonably withheld or delayed; provided that neither the Borrowers nor an Affiliate of the Borrowers shall qualify as an Eligible Assignee.

            "Eligible Credit Card Accounts Receivable" means at the time of any determination thereof, each Credit Card Accounts Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Account Receivable (i) has been earned and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of the applicable Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through
      (i) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, an Account shall indicate no person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, credit card processor fees or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Credit Card Account Receivable. Unless otherwise approved from time to time in writing by the Agent, no Credit Card Accounts Receivable shall be Eligible Credit Card Accounts Receivable if, without duplication:

                  (a) such Credit Card Accounts Receivable are not owned by a Loan Party and such Loan Party does not have good or marketable title to such Credit Card Accounts Receivable free and clear of any Lien of any Person other than the Agent;

                  (b) such Credit Card Accounts Receivable do not constitute "Accounts" (as defined in the UCC) or such Credit Card Accounts Receivable have been outstanding for more than seven (7) business days;

                  (c)   the issuer or payment processor of the
            applicable credit card with respect to such Credit Card Accounts Receivable is the subject of any bankruptcy or insolvency proceedings;

                  (d) such Credit Card Accounts Receivable are not valid, legally enforceable obligations of the applicable issuer with respect thereto;

                  (e) such Credit Card Accounts Receivable are not subject to a properly perfected security interest in favor of the Agent, or are not in form and substance reasonably satisfactory to the Agent, or are subject to any Lien whatsoever other than Permitted Liens contemplated by the processor agreements and for which appropriate reserves (as determined by the Agent) have been established or maintained by the Loan Parties;

                  (f) the Credit Card Accounts Receivable do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Accounts Receivable;

                  (g) such Credit Card Accounts Receivable are subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, limited to the lesser of the balance of Credit Card Accounts Receivable or unpaid credit card processor fees;

                  (h) such Credit Card Accounts Receivable are evidenced by "chattel paper" or an "instrument" of any kind unless such "chattel paper" or "instrument" is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to the Agent; or

                  (i) such Credit Card Accounts Receivable do not meet such other usual and customary eligibility criteria for Credit Card Accounts Receivable as the Agent may determine from time to time in its Permitted Discretion.

            "Eligible Inventory" means, at any time, the Inventory of any Loan Party held for sale to third party customers that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (s) below. Without limiting the foregoing, to qualify as "Eligible Inventory" no Person other than the Loan Parties shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Loan Parties shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                  (a) the Loan Parties do not have sole and good, valid and unencumbered title thereto (except for Liens of the type described in clauses (a), (b), (c) and (e) of the definition of Permitted Liens); or

                  (b) it is not located in the United States, Puerto Rico or U.S. Virgin Islands; or

                  (c) it is not located at property owned or leased by the Loan Parties (except to the extent such Inventory is in transit between such locations or is located at a dealer's store or is deemed eligible pursuant to clause
            (h)) or is located at a third party warehouse or is located at a closed Store (except pursuant to clause (f)) or is located at a closed DC; or

                  (d) it is identified as accrued Inventory without a receiver in the applicable Loan Party's stockledger; or

                  (e) it is not subject to a valid and perfected first priority Lien in favor of the Agent for the benefit of the Agent and the Lenders; or

                  (f) it is Inventory located at a Store which is being closed; provided however that such Inventory will be deemed eligible for the first four (4) weeks after the commencement of the Store Closure Sale for that Store; or

                  (g) it is consigned from a vendor or is at a customer location but still accounted for in the applicable Loan Party's inventory balance; or

                  (h) it is in-transit from a vendor and has not yet been received into a DC or Store; provided that in-transit inventory purchased under "private label" letters of credit issued by SRAC or Letters of Credit issued hereunder shall be deemed Eligible Inventory, subject to a 25% reserve, if (i) the relevant Loan Party has sole title (including Inventory delivered on a FOB shipping point basis and whether or not payment has been made to the letter of credit beneficiary and/or the issuer of such letter of credit), (ii) the relevant Loan Party has possession or control over title documents relating to such Inventory, (iii) the Inventory is fully insured and
            (iv) the Inventory would not be deemed ineligible pursuant to any other provision of this definition; or

                  (i) it is considered perishable goods or is identified in the stockledger of the applicable Loan Party as any of the following departments or consists of Inventory which is ordinarily classified by such Loan Party consistent with its historical practices as the following: bakery; dairy; deli; floral; gasoline; live plants; meat; miscellaneous or other as classified on the Loan Party's stockledger; produce; books; magazines; restaurant operations; or seafood; or it is identified per the applicable Loan Party's stockledger as candy, provided that it will only be considered ineligible to the extent that the Inventory Value thereof is greater than 2% of Gross Inventory Value; or

                  (j) it is Inventory that is packed-away and stored at a DC or a Store for future sale, including merchandise of Sears and its Subsidiaries that has been carried over for more than 9 months as currently reported as XOM status per the RIM merchandising system; or

                  (k) from and after the delivery by Holdings of the first monthly Borrowing Base Certificate after a specified holiday or event has occurred, any Inventory (other than seasonal apparel) identified as seasonal per the Loan Parties' stockledger for sale for such specific holiday or event; or

                  (l)   it is identified as wholesaler freight fees;
            or

                  (m)   from and after any date that is more than four
            (4) weeks past a specified selling season, any Inventory that is seasonal apparel and that the Loan Parties have identified, in accordance in all material respects with the Loan Parties' current or historical accounting practices, as related to such specific selling season, including merchandise of Sears and its Subsidiaries that is currently reported by the SAMS database; or

                  (n) it is Inventory which is ordinarily classified by such Loan Party consistent with its historical practices as repair services, provided that 50% of the value of such Inventory shall constitute Eligible
            Inventory; or

                  (o) it is Inventory on layaway or is Inventory which has been sold but not delivered or as to which any Loan Party has accepted a deposit from a third party; or

                  (p)   it is identified per the Loan Parties'
            stockledger as Inventory that is in a leased department, including digital imaging, photofinishing and 1 hour lab; or

                  (q) it is otherwise deemed ineligible by the Agent in its Permitted Discretion on at least five (5) Business Days' notice to Holdings; or

                  (r)   it is operating supplies, packaging or
\            shipping materials, cartons, labels or other such
            materials not considered used for sale in the ordinary course of business by the Agent in its Permitted Discretion; or

                  (s) it is Inventory which exhibits, includes or is identified by any trademark, tradename or other Intellectual Property right which trademark, tradename or other Intellectual Property right (i) is subject to a restriction that could reasonably be expected to adversely affect the Agent's ability to liquidate such Inventory or
            (ii) the relevant Loan Party does not have the right to use in connection with the sale of such Inventory, either through direct ownership or through a written license or sublicense.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers or any of their Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
      (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of any Borrower's controlled group, or under common control with such Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which the Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for a Eurodollar Rate Advance by any Lender means the reserve percentage applicable to such Lender two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 7.01.

            "Extensions of Credit" means as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Advances held by such Lender then outstanding, (b) such Lender's Commitment Percentage of the aggregate principal amount of Swingline Advances then outstanding and (c) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing reasonably selected by it.

            "GAAP" has the meaning specified in Section 1.03.

            "Gift Card Liability Reserve" shall mean, at any fiscal month end, as the case may be, a reserve equal to the total value of all gift cards outstanding.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Gross Domestic Inventory" means, on any day, the cost of all Inventory of Holdings and its Subsidiaries (determined on a first-in-first-out basis either under the retail or average cost method) located in the United States, Puerto Rico or U.S. Virgin Islands on such day (other than consignment Inventory (including Inventory subject to "sale or return" arrangements) and import Inventory that is in transit from a location outside of the United States) less reserves taken in accordance with GAAP, determined on a consolidated basis in accordance with GAAP; provided that, until the Collateral Release Date, Inventory shall only be included in the calculation of Gross Domestic Inventory if such Inventory is subject to a perfected first-priority Lien in favor of the Agent pursuant to the terms of the Security Documents.

            "Gross Inventory Value" shall mean, at any month end, the Inventory Value of the domestic Inventory for Stores and DCs per the Loan Parties' stockledger as calculated in Exhibit C hereto under the heading of "Inventory Subject to Net Recovery Rate".

            "Group Members" means, collectively, Holdings, the Borrowers and their respective Subsidiaries.

            "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement to be executed and delivered by Holdings, Sears, Kmart, Kmart Management Corporation, the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit D.

            "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Information Memorandum" means the information memorandum dated January 2005, as amended or supplemented from time to time, used by the Agent in connection with the syndication of the Commitments.

            "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent" means pertaining to a condition of Insolvency.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing of Revolving Advances, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, subject to clause (c) of this definition, 7 days or nine or twelve months, as the applicable Borrower may, upon notice received by the Agent not later than 12:00 noon on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) a Borrower may not select any Interest Period that ends after the Termination Date;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) in the case of any such Borrowing, a Borrower shall not be entitled to select an Interest Period having duration of 7 days or nine or twelve months unless, by 2:00 P.M. on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the applicable Borrower in the applicable Notice of Borrowing as the desired alternative to an Interest Period of 7 days or nine or twelve months;

                  (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period of one month or longer to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (e) whenever the first day of any Interest Period of one month or longer occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" as defined in the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Inventory Reserves" means the following:

                  (a) a reserve for shrink, or discrepancies that arise between Inventory quantities on hand per the Loan Parties' unit inventory system, and physical counts of the Inventory which will be equal to the greater of (i) the mathematical average of the historical shrink results expressed as a percent of sales, multiplied by sales for the relevant year-to-date period and adjusted for the cost complement for the relevant year-to-date period, but only to the extent such amount exceeds reserves already netted out of the Gross Inventory Value per the stockledger; or (ii) an amount determined by the Agent in its Permitted Discretion on five (5) Business Days' notice to Holdings; and

                  (b) a reserve for intracompany profit, equal to the most recent three (3) fiscal months of capitalized cost of the foreign buying offices owned and operated by any Loan Party, with the time frame subject to change on five (5) Business Days' notice to Holdings based on Inventory performance, or the Agent's Permitted Discretion; and

                  (c) to the extent not already netted out of the Gross Inventory Value per the stockledger or not treated as ineligible pursuant to the definition of Eligible Inventory, a reserve for (i) hard (permanent) markdowns, (ii) seasonal merchandise, (iii) discontinued and clearance merchandise, (iv) change in product mix of merchandise, (v) change in pricing strategy or markon percentages, (vi) damaged merchandise, (vii) price changes, or
            (viii) other adjustments as deemed appropriate; and

                  (d) a reserve for Inventory returned (other than as a result of reclamations) to either the return goods center ("RGC"), the vendor, given to charity, or otherwise considered non-saleable, whether defective or non-defective. This reserve is to be calculated as the monthly average for the most recent rolling 12 fiscal month period of return (other than as a result of reclamations) activity to the vendors, the RGC, given to charity, or otherwise considered non-saleable, whether defective or non-defective, both from the Stores and DCs, and is subject to change on five (5) Business Days' notice to Holdings at the Agent's Permitted Discretion; and such reserve to be recalculated by the 10th day after each month-end and to be reflected on each Borrowing Base Certificate delivered by Holdings after such date until the amount of such reserve is recalculated pursuant hereto.

            "Inventory Value" shall mean, with respect to any Inventory of the Loan Parties, the value of such Inventory valued at cost on a basis consistent with the Loan Parties' current and historical accounting practice per the stockledger (without giving effect to LIFO reserves and general ledger reserves for discontinued inventory, markdowns, intercompany profit, rebates and discounts, any cut off adjustments, revaluation adjustments, purchase price adjustments or adjustments with respect to the capitalization of buying, occupancy, distribution and other overhead costs reflected on the balance sheet of the Loan Parties in respect of Inventory). The value of the Inventory as set forth above will, without duplication for any Inventory Reserves, be calculated net of the reserve established by the Loan Parties on a basis consistent with the Loan Parties' current and historical practice in respect of lost, misplaced or stolen Inventory at such time.

            "Investment Grade Ratings" shall consist of ratings of at least (i) Baa3 from Moody's, (ii) BBB- from S&P or (iii) BBB- from Fitch Ratings; provided that solely in the case that the rating at issue is the minimum rating provided under this definition, such rating shall, in addition, have a stable or better outlook.

            "Issuing Lender" means, collectively, JPMorgan Chase Bank, Bank of America, N.A. or Fleet National Bank, Citibank, N.A. (provided that any reimbursement or payment on account of a Letter of Credit issued by Citibank, N.A. hereunder shall be made to Citicorp USA, Inc.), and any other Lender which at the request of any Borrower and with the consent of the Agent, not to be unreasonably withheld, agrees to become an Issuing Lender, it being understood that with the consent of the requesting Borrower (not to be unreasonably withheld) the Issuing Lender may arrange for one or more Letters of Credit to be issued by affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such affiliate with respect to Letters of Credit issued by such affiliate. Each reference herein to "the Issuing Lender" shall be deemed to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

            "Kmart" means Kmart Holding Corporation, a Delaware corporation.

            "L/C Commitment" means $1,500,000,000.

            "L/C Obligations" means at any time, an amount equal to the sum of
      (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed or discharged pursuant to Section 3.05 (after giving effect to the proviso thereof).

            "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

            "Letters of Credit" means the collective reference to Commercial L/Cs and Standby L/Cs; individually, a "Letter of Credit".

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but excluding consignments or bailments of goods of third parties and the interests of lessors under operating leases.

            "Loan Documents" means this Agreement, the Security Documents, the Notes, any Application and any amendment, waiver, supplement or other modification to any of the foregoing.

            "Loan Parties" means each Group Member that is a party to a Loan Document.

            "Martha Stewart Reserve" shall mean, at any fiscal month end, a reserve equal to the then current accrued and unpaid royalty in excess of $25,000,000 earned for Martha Stewart merchandise sold as reflected on the most recent Borrowing Base Certificate.

            "Material Adverse Change" means a material adverse change in the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent and the Lenders thereunder.

            "Merger" has the meaning specified in Section 4.01(a).

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Holdings or any ERISA Affiliate and at least one Person other than Holdings and the ERISA Affiliates or (b) was so maintained and in respect of which Holdings or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Eligible Inventory" means, at any time, an amount equal to the Inventory Value of Eligible Inventory less Inventory Reserves.

            "Net Orderly Liquidation Value" means the product of (i) Net Recovery Rate and (ii) the Gross Inventory Value.

            "Net Recovery Rate" means the quotient of (x) the estimated net income, payments and proceeds (net of expenses) which could reasonably be realized in connection with an orderly liquidation of each Loan Party's Inventory given a reasonable period of time for soliciting offers for the sale of such Inventory on an "as is, where is" basis based on an appraisal provided by an independent third party appraiser retained or approved by the Agent in consultation with the Borrowers and (y) the Gross Inventory Value as of the effective date of the estimate provided pursuant to clause
      (x) of this definition

            "Note" means a promissory note of any Borrower payable to the order of any Lender evidencing the Commitment of such Lender.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Other Borrowing Base Reserves" means, to the extent that relevant merchandise is not treated as ineligible pursuant to the definition of Eligible Inventory, the following:

                  (a) a reserve in an amount to be determined by the Agent in its Permitted Discretion for rent expense at leased Store and DC locations;

                  (b) a reserve for royalties payable to non-Loan Parties in respect of licensed merchandise (other than the Martha Stewart Reserve);

                  (c)   the Martha Stewart Reserve;

                  (d)   the Gift Card Liability Reserve;

                  (e)   PACA Liability Reserves; and

                  (f)   PASA Liability Reserves.

            "Other Taxes" has the meaning specified in Section 2.15.

            "PACA" means the Perishable Agricultural Commodities Act of 1930, as amended.

            "PACA Liability Reserve" means an amount calculated on a monthly basis by the Agent to provide for vendor liabilities pursuant to PACA.

            "PASA" means the Packers and Stockyards Act of 1921, as amended.

            "PASA Liability Reserve" means the liability for vendor liabilities pursuant to PASA.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Discretion" means a determination made in good faith and in the exercise of commercially reasonable business judgment.

            "Permitted Holder" means ESL Investments, Inc. and any of its Affiliates other than a Group Member.

            "Permitted Liens" means: (a) Liens for taxes, assessments and governmental charges or levies to the extent such taxes, assessments or governmental charges are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained; (c) landlords' Liens arising in the ordinary course of business securing (i) rents not yet due and payable, (ii) rent for Stores in an amount not to exceed the monthly base rent due for the immediately preceding calendar month and (iii) rents for Stores in excess of the amount set forth in the preceding clause (ii) so long as such amounts are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained; (d) any attachment or judgment lien not constituting an Event of Default under Section 7.01(f); (e) Liens presently existing or hereafter created in favor of the Agent, on behalf of the Lenders; (f) Liens arising by the terms of commercial letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder, provided that such Liens only encumber the title documents and underlying goods relating to such letters of credit; (g) consignments and claims under PACA and PASA; and (h) Liens in favor of issuers of credit cards arising in the ordinary course of business securing the obligation to pay customary fees and expenses in connection with credit card arrangements.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pricing Grid" means the pricing grid set forth on Schedule IA.

            "Pro Forma Financial Information" means the pro forma financial data of Holdings contained in the Registration Statement.

            "Refunded Swingline Advances" has the meaning specified in Section 2.04(b).

            "Register" has the meaning specified in Section 9.07(d).

            "Registration Statement" means the Registration Statement of Holdings on Form S-4 filed with the SEC (Registration No. 333-120954) and declared effective on February 18, 2005.

            "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.05 for amounts drawn under Letters of Credit.

            "Related Intellectual Property" means such rights with respect to the Intellectual Property of the Borrowers and their Subsidiaries (other than Sears Canada) as are reasonably necessary to permit the Agent to enforce its remedies under the Loan Documents with respect to the Collateral.

            "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than (i) those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043 and (ii) any event that must be reported solely as a result of the bankruptcy filing by Kmart Corp. and certain of its Subsidiaries on January 22, 2002 in the Bankruptcy Court for the Northern District of Illinois, Eastern Division.

            "Required Lenders" means, at any time, the holders of more than 50% of the Commitments then in effect or, if the Commitments have been terminated, the holders of more than 50% of the Total Extensions of Credit then outstanding.

            "Requirements of Law" means as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in Holdings or any Subsidiary of Holdings, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in Holdings or any Subsidiary of Holdings or any option, warrant or other right to acquire any such equity interests in Holdings or any Subsidiary of Holdings.

            "Revolving Advance" has the meaning specified in Section 2.01. A Revolving Advance may be a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Advance).

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Sears" means Sears, Roebuck and Co., a New York corporation.

            "Sears Canada" means the collective reference to Sears Canada Inc., a Canadian corporation, and its Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Security Documents" means the collective reference to the Guarantee and Collateral Agreement, and all other security documents hereafter delivered to the Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" means, when used with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Standby L/C" means an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of any Borrower, on behalf of any Group Member in respect of obligations of such Group Member incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Group Member is or proposes to become a party, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might be issued.

            "Store" means any store owned or leased and operated by any Loan Party.

            "Store Closure Sale" means a store closure sale that is properly advertised and professionally managed over a defined period that is anticipated by the Borrowers not to exceed 12 weeks (on average) from the date of the same commencement.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Subsidiary Guarantor" means each Domestic Subsidiary of Holdings which owns Inventory or Credit Card Accounts Receivable.

            "Supermajority Lenders" means, at any time, the holders of 66-2/3% or more of Commitments then in effect or, if the Commitments have been terminated, the holders of 66-2/3% or more of the Total Extensions of Credit then outstanding.

            "Swingline Advances" has the meaning specified in Section 2.03.

            "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Advances pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.

            "Swingline Lender" means JPMorgan Chase Bank, in its capacity as the lender of Swingline Advances.

            "Swingline Participation Amount" has the meaning specified in
      Section 2.04(c).

            "Taxes" has the meaning specified in Section 2.15.

            "Termination Date" means the earlier of (a) the date that is five years after the Effective Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.06 or 7.01.

            "Total Availability" means the amount at any time by which (a) the lesser of (i) aggregate Commitments or (ii) the Borrowing Base, if applicable, exceeds (b) the Total Extensions of Credit at such time.

            "Total Extensions of Credit" means at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

            "Total Net Extensions of Credit" means, on any day, (a) Total Extensions of Credit on such day less (b) Available Cash on such day.

            "Type" means either a Base Rate Advance or a Eurodollar Rate
      Advance.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            SECTION 1.02. Computation of Time Periods. In this Agreement (a) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" (b) "including" means "including without limitation"; and (c) unless otherwise specified, any reference to a time of day means such time in New York City.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein or in the other Loan Documents shall be construed in accordance with U.S. generally accepted accounting principles ("GAAP") which for purposes of Section 6.03 shall be consistently applied. If at any time any change in U.S. generally accepted accounting principles would affect the computation of any financial ratio or requirement set forth herein, and either the Borrowers or the Required Lenders shall so request, the Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. generally accepted accounting principles (subject to the approval of the Required Lenders which shall not be unreasonably withheld), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with U.S. generally accepted accounting principles prior to such change in principles and (ii) the Borrowers shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. generally accepted accounting principles. For the avoidance of doubt, no retroactive change in U.S. generally accepted accounting principles shall apply to the construction of accounting terms under this Agreement in the absence of an amendment hereto in accordance with the terms of this Section 1.03.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Revolving Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving advances (the "Revolving Advances") to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the sum of (i) the aggregate principal amount of the Swingline Advances then outstanding and (ii) the L/C Obligations then outstanding, equals the amount of such Lender's Commitment; provided, that the aggregate principal amount of any Borrowing made at any time shall not exceed the Total Availability at such time. Each Borrowing under this Section 2.01 shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided, that the Swingline Lender may request, on behalf of the applicable Borrower, Borrowings that are Base Rate Advances in other amounts pursuant to Section 2.04(b)) and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits set forth in this Section 2.01, the Borrowers may borrow under this Section 2.01, prepay pursuant to
Section 2.11 and reborrow under this Section 2.01.

            SECTION 2.02. Making the Revolving Advances. (a) Each Borrowing under Section 2.01 shall be made on notice, given not later than (x) 12:00 noon on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 noon on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, by email attachment or by telecopier, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Revolving Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Advance. Each Lender shall, before 1:00 P.M. on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable (in accordance with its Commitment Percentage) portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will make such funds available to the Borrower requesting such Borrowing at the Agent's address referred to in Section 9.02.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) a Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.13 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article IV, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Advances comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall be made available to the applicable Borrower and shall constitute such Lender's Revolving Advance as part of such Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. The Swingline Advances. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Commitments from time to time during the period from the Effective Date until the Termination Date by making swing line advances ("Swingline Advances") to the Borrowers; provided that (i) the aggregate principal amount of Swingline Advances outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Advances outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Advances, may exceed the Swingline Commitment then in effect) and (ii) the amount of any Swingline Advance made at any time shall not exceed the Total Availability at such time. During the period from the Effective Date until the Termination Date, the Borrowers may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Advances shall be available as Base Rate Advances only.

            (b) Each Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Advance made to it on the earlier of the Termination Date and the first date after such Swingline Advance is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline

Advance is made; provided that on each date that a Revolving Advance is borrowed by a Borrower, such Borrower shall repay all Swingline Advances then outstanding, if any, and may use all or a portion of such Revolving Advance to fund such repayment.

            SECTION 2.04. Making the Swingline Advances. (a) Each Borrowing under Section 2.03 shall be made on notice, given not later than 1:00 P.M. on the date of the proposed Borrowing, by the applicable Borrower to the Agent and Swingline Lender. Each such Notice of a Borrowing shall be by telephone, confirmed immediately in writing, by email attachment or by telecopier, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing and (ii) aggregate amount of such Borrowing. Each Borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M. on the date of the proposed Borrowing, the Swingline Lender shall make available to the Agent at the Agent's Account an amount in immediately available funds equal to the amount of the Swingline Advance to be made by the Swingline Lender. Upon fulfillment of the applicable conditions set forth in Article IV, the Agent shall make the proceeds of such Swingline Advance available to the Borrower requesting such Borrowing at the Agent's address referred to in Section 9.02.

            (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably direct the Swingline Lender to act on their behalf), by notice given by the Swingline Lender no later than 12:00 noon, request each Lender to make, and each Lender hereby agrees to make, a Revolving Advance, in an amount equal to such Lender's Commitment Percentage of the aggregate amount of the Swingline Advances (the "Refunded Swingline Advances") outstanding on the date of such notice, to repay the Swingline Lender. Each Lender shall make the amount of such Revolving Advance available to the Agent at the Agent's Account in same day funds, not later than 1:00 P.M. on the date of such notice. The proceeds of such Revolving Advances shall be immediately made available by the Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Advances. Each Borrower irrevocably authorizes the Swingline Lender to charge such Borrower's accounts with the Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Advances.

            (c) If prior to the time a Revolving Advance would have otherwise been made pursuant to Section 2.04(b), one of the events described in Section
7.01 shall have occurred and be continuing or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Advances may not be made as contemplated by Section 2.04(b), each Lender shall, on the date such Revolving Advance was to have been made pursuant to the notice referred to in Section 2.04(b), purchase for cash an undivided participating interest in the then outstanding Swingline Advances by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Commitment Percentage multiplied by (ii) the sum of the aggregate principal amount of Swingline Advances then outstanding that were to have been repaid with such Revolving Advances.

            (d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Advances, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Advances then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

            (e) Each Lender's obligation to make the Advances referred to in
Section 2.04(b) and to purchase participating interests pursuant to Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            SECTION 2.05. Fees. (a) Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a commitment fee commencing on the Effective Date on the average daily amount of the Available Commitment of such Lender during the period for which payment is made at a rate per annum equal to the Commitment Fee Rate in effect from time to time, payable in arrears quarterly on the 5th day subsequent to the last day of each April, July, October and January, commencing April 30, 2005, and on the Termination Date.

            (b) Agent's Fees. The Borrowers shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrowers and the Agent.

            SECTION 2.06. Optional Termination or Reduction of the Commitments. The Borrowers shall have the right, without penalty or premium and upon at least three Business Days' notice to the Agent, to permanently terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that no such termination or reduction of the Commitments shall be permitted if, after giving effect thereof and to any prepayments of the Advances made on the effective date thereof, the Total Extensions of Credit would exceed the aggregate amount of the Commitments as so reduced. Any partial reduction of the Commitments shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.07. Repayment of Advances. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances made to it then outstanding.

            SECTION 2.08. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable (I) in the case of any Base Rate Advance other than a Swingline Advance, in arrears quarterly on the 5th day subsequent to the last day of each April, July, October and January during such periods and on the date such Base Rate Advance shall be Converted or paid in full and (II) in the case of any Swingline Advance, on the date that such Swingline Advance is required to be repaid.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 7.01(a) in respect of principal amounts, the Borrowers shall pay interest on the unpaid principal amount of each Advance and Reimbursement Obligation owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on such Advance or Reimbursement Obligation pursuant to clause (a)(i) or (a)(ii) above. Further, the Borrowers shall pay interest, to the fullest extent permitted by law, on the amount of any interest, fee or other amount (other than principal) payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Regulation D Compensation. Each Lender that is subject to reserve requirements of the Board of Governors of the Federal Reserve System (or any successor) may require the Borrowers to pay, contemporaneously with each payment of interest on the Eurodollar Rate Advances, additional interest on the related Eurodollar Rate Advances of such Lender at the rate per annum equal to the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurodollar Rate Reserve Percentage over (ii) the applicable Eurodollar Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Agent and the Borrowers, in which case such additional interest on the Eurodollar Rate Advances of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (y) shall notify the Agent and the Borrowers at least five Business Days prior to each date on which interest is payable on the amount then due it under this Section. Each such notification shall be accompanied by such information as the Borrowers may reasonably request.

            SECTION 2.09. Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii).

            (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent at least one Business Day before the date of any proposed Eurodollar Rate Advance that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default under Section 7.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Optional Conversion of Revolving Advances. The Borrowers may on any Business Day, upon notice given to the Agent not later than 12:00 noon on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all Revolving Advances of one Type comprising the same Borrowing into Revolving Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Advance. Each notice of Conversion shall be irrevocable and binding on the applicable Borrower.

            SECTION 2.11. Optional and Mandatory Prepayments of Advances. (a) Any Borrower may, without penalty or premium and upon notice given not later than 12:00 noon on the date of such prepayment to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of

$5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of partial prepayments of Swingline Advances, $100,000 or a whole multiple thereof) and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

            (b) On the date of delivery of any Borrowing Base Certificate, if the amount described in clause (b) of the definition of Total Availability exceeds the amount described in clause (a) of such definition, the Borrowers shall prepay Advances in an amount equal to such excess, provided that if the aggregate principal amount of Advances then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Agent for the benefit of the Lenders on terms and conditions satisfactory to the Agent. Any prepayment of Loans pursuant to this Section 2.11(b) shall be applied, first, to any Base Rate Advances then outstanding and the balance of such prepayment, if any, to the Eurodollar Rate Advances then outstanding.

            SECTION 2.12. Increased Costs. (a) If, due to either (i) after the date of this Agreement the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) made or issued after the date of this Agreement, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or issuing or participating in Letters of Credit (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that a Lender claiming additional amounts under this Section 2.12(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office and/or take other commercially reasonable action if the making of such a designation or the taking of such actions would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender, shall be entitled to a presumption of correctness. If any Borrower so notifies the Agent after any Lender notifies the Borrowers of any increased cost pursuant to the foregoing provisions of this
Section 2.12(a), such Borrower may, upon payment of such increased cost to such Lender, replace such Lender with a Person that is an Eligible Assignee in accordance with the terms of Section 9.07 (and the Lender being so replaced shall take all action as may be necessary to assign its rights and obligations under this Agreement to such Eligible Assignee).

            (b) If any Lender determines that compliance with any change after the date of this Agreement in law or regulation or any guideline or request after the date of this Agreement from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such entity in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers and the Agent by such Lender shall be entitled to a presumption of correctness.

            (c) The Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or capital or reserve requirement or pursuant to Section 2.15 for any taxes incurred more than six months prior to the date that such Lender notifies the Borrowers of the change or issuance giving rise to such increased costs or capital or reserve requirement or tax and of such Lender's intention to claim compensation therefor; provided that if the change or issuance giving rise to such increased costs or capital or reserve requirement or tax is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.14. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the other Loan Documents, without any right of counterclaim or set-off, not later than 1:00 P.M. on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.12, 2.15 or 10.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed by it to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of commitment fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due by it to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that the applicable Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.15. Taxes. (a) Any and all payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under the other Loan Documents or any other documents to be delivered hereunder shall be made, in accordance with Section 2.14 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future withholding taxes, including levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, and branch profits taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, and branch profits taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the other Loan Documents being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the other Loan Documents or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the other Loan Documents or any other documents to be delivered hereunder, but excluding all other United States federal taxes other than withholding taxes (hereinafter referred to as "Other Taxes").

            (c) The Borrowers shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the other Loan Documents or any other documents to be delivered hereunder by or on behalf of the Borrowers through an account or branch outside the United States or by or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, and each other Lender that is not a domestic corporation within the meaning of Section 7701(a)(30) of the Internal Revenue Code (i) represents that all payments to be made to it under this Agreement or any other Loan Document are exempt from United States withholding tax (including backup withholding tax) under an applicable statute or tax treaty and (ii) on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrowers with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form, certificate or other document described in Section 2.15(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (h) If any Lender determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Borrowers pursuant to subsection (a) or (c) above in respect of payments under the Credit Agreement or the other Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.15 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Borrowers, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the amount of such excess, net of all out-of-pocket expenses reasonably allocable in securing such refund, deduction or credit, provided that the Borrowers, upon the request of such Lender, agree to repay the amount paid over to the Borrowers to such Lender in the event such Lender is required to repay such refund to such jurisdiction. Nothing in this subsection (h) shall be construed to require any Lender to make available to the Borrowers or any other Person its tax returns or any confidential tax information.

            (i) If Agent or any Lender, as the case may be, shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes paid by Borrower pursuant to this Section 2.15, including Taxes or Other Taxes as to which it has been indemnified by Borrower, or with respect to which Borrower or a Group Member that is a signatory hereto has paid additional amounts pursuant to this Section 2.15, it shall notify Borrower of the availability of such refund claim and, if Agent or such Lender, as the case may be, determines in good faith that making a claim for refund will not have any adverse consequence to its taxes or business operations, shall, after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at Borrower's expense.

            SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or other amounts owing to it (other than pursuant to Section 2.12, 2.15 or 10.04(c)) in excess of its ratable share, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or other amounts owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

            SECTION 2.17. Use of Proceeds of Advances. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of Holdings and its Subsidiaries, including liquidity support for commercial paper, acquisitions, capital expenditures, cash dividends and stock and bond repurchases.

                                  ARTICLE III

                    AMOUNT AND TERMS OF THE LETTERS OF CREDIT

            SECTION 3.01. L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.04(a), agrees to issue Commercial L/Cs and Standby L/Cs for the account of any Borrower on any Business Day during the period from the Effective Date until the Termination Date in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if (i) after giving effect to such issuance, the L/C Obligations would exceed the L/C Commitment or (ii) the face amount of the requested Letter of Credit exceeds the Total Availability at such time; provided further that each Issuing Lender may, but shall not be required to, issue Letters of Credit such that the aggregate L/C Obligations attributable to all such Letters of Credit issued by such Issuing Lender exceed $500,000,000. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above). Each Application and each Letter of Credit shall be subject to the International Standby Practices (ISP 98) of the International Chamber of Commerce (in the case of Standby L/Cs) or the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (in the case of Commercial L/Cs) and, to the extent not inconsistent therewith, the laws of the State of New York.

            (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Lender to exceed any limits imposed by, any applicable Requirement of Law.

            SECTION 3.02. Procedure for Issuance of Letter of Credit. Any Borrower may from time to time request that the Issuing Lender issue a Commercial L/C or Standby L/C for its account by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance thereof. The Issuing Lender shall promptly notify the Agent of the issuance, extension or amendment of Letters of Credit and any drawings or other payments under Letters of Credit.

            SECTION 3.03. Fees and Other Charges. (a) The Borrowers will pay a fee on all outstanding Letters of Credit at a per annum rate equal to (i) in the case of Standby L/Cs, the Applicable Margin then in effect

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

with respect to Eurodollar Rate Advances and (ii) in the case of Commercial L/Cs, 50% of the Applicable Margin then in effect with respect to Eurodollar Rate Advances, in each case shared ratably among the Lenders and payable quarterly in arrears the 5th day subsequent to the last day of each April, July, October and January after the issuance date. In addition, the Borrowers shall pay to the Issuing Lender for its own account a fronting fee in an amount to be agreed upon by the applicable Issuing Lender and the Borrowers (but in no event to exceed 0.125% per annum) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on the 5th day subsequent to the last day of each April, July, October and January after the issuance date.

            (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit, unless otherwise agreed.

            SECTION 3.04. Letter of Credit Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each Lender, and, to induce the Issuing Lender to issue Letters of Credit, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such Lender's own account and risk an undivided interest equal to such Lender's Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such Lender's Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each Lender's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Article IV, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount required to be paid by any Lender to the Issuing Lender pursuant to Section 3.04(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Lender shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 3.04(a) is not made available to the Issuing Lender by such Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances. A certificate of the Issuing Lender submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any Lender its pro rata share of such payment in accordance with Section 3.04(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such Lender its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            SECTION 3.05. Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit, the applicable Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon on (i) the Business Day that the applicable Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M. or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the applicable Borrower receives such notice; provided, that if the total reimbursement amount set forth in subsections (a) and (b) above is not less than $5,000,000 or $500,000, as the case may be, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request that such reimbursement be financed with a Base Rate Advance or Swingline Advance in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Advance. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in
(x) until the Business Day next succeeding the date of the relevant notice,
Section 2.08(a)(i) and (y) thereafter, Section 2.08(b).

            SECTION 3.06. Obligations Absolute. Each Borrower's obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that any Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.05 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

            SECTION 3.07. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the applicable Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            SECTION 3.08. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

            SECTION 3.09. Use of Letters of Credit. The Letters of Credit shall be available (and each Borrower agrees that it shall use such Letters of Credit) for general corporate purposes of Holdings and its Subsidiaries.

                                   ARTICLE IV
                           CONDITIONS TO EFFECTIVENESS

            SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date on which each of the following conditions precedent have been satisfied:

            (a) The merger of Sears and Kmart (the "Merger") shall have been consummated substantially on the terms disclosed by Holdings in its Registration Statement or on such other terms reasonably satisfactory to the Lead Arrangers and the Agent.

            (b) There shall have occurred no Material Adverse Change since the date the Registration Statement was declared effective by the SEC.

            (c) All governmental and third party consents and approvals necessary in connection with the Merger and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (d) The Lenders shall have received projections for Holdings through January 2006.

            (e) All actions and documents required to establish the Agent's security interest in the Collateral with the priority required herein (including lien searches and Uniform Commercial Code financing statements) shall have been completed in a manner satisfactory to the Agent.

            (f) The Borrowers shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

            (g) The Borrowers shall have paid all accrued fees and expenses of the Agent, the Lead Arrangers and the Lenders payable hereunder for which invoices have been presented (including the accrued fees and expenses of one counsel to the Agent and Lead Arrangers).

            (h) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by duly authorized officers of the Borrowers, dated the Effective Date, stating that:

                  (i) The representations and warranties contained in each Loan Document are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default or an Event of Default.

            (i) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent:

                  (i) The Guarantee and Collateral Agreement, duly executed by Holdings, Sears, Kmart, the Borrowers and each Subsidiary Guarantor.

                  (ii) A Borrowing Base Certificate, duly completed and executed by Holdings and dated (i) in the event the Effective Date occurs on or before the 15th of the month, as of the end of the second fiscal month immediately preceding the month in which the Effective Date occurs (it being understood that a Borrowing Base Certificate with respect to the immediately preceding fiscal month shall be delivered in accordance with Section 6.01(j)(iii)) or (ii) in the event the Effective Date occurs after the 15th of the month, as of the end of the fiscal month immediately preceding the month in which the Effective Date occurs.

                  (iii) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and each Loan Document to which it is a party.

                  (iv) A certificate of the Secretary or an Assistant Secretary of each Loan Party, each certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and each Loan Document to which it is a party, and the other documents to be delivered hereunder or thereunder.

                  (v) A favorable opinion of in-house counsel to Sears, of in-house counsel to Kmart and of Wachtell, Lipton, Rosen & Katz, special counsel for the Borrowers, substantially in the form of Exhibit E-1, E-2 and E-3 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                  (vi) A favorable opinion of local counsel to the Borrowers with respect to the perfection of the Agent's security interest in the Collateral of each Loan Party organized under the laws of the state of Delaware or Michigan in form and substance reasonably satisfactory to the Agent.

            (j) Holdings and its Subsidiaries shall have terminated the commitments and paid in full all of the Debt, interest, fees and other amounts outstanding under (i) the Three-Year Credit Agreement, dated as of May 17, 2004, among SRAC, the lenders parties thereto, Citibank, N.A., as administrative agent, and the other agents named therein and (ii) the Credit Agreement, dated as of May 6, 2003, as amended and restated as of October 7, 2004, among Kmart Corporation, the lenders parties thereto, General Electric Capital Corporation, as administrative agent, and the other agents named therein, and reasonably satisfactory arrangements shall have been made for the termination of all Liens granted thereunder. By execution of this Agreement, each of the Lenders that is a lender under such credit agreements hereby waives any requirement set forth in such credit agreements of prior notice of the termination of the commitments thereunder.

            (k)   The Registration Statement shall have been declared effective.

            SECTION 4.02. Conditions Precedent to Each Extension of Credit. The obligation of each Lender to make an Extension of Credit on any date shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Extension of Credit the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Application for a Letter of Credit, as the case may be, and the acceptance by the applicable Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit, as applicable, shall constitute a representation and warranty by the applicable Borrower that on the date of such Borrowing or Letter of Credit issuance such statements are true):

            (i) the representations and warranties made by each Loan Party in or pursuant to the Loan Documents (except the representations set forth in subsections (g), (h), (i) and, from and after the Collateral Release Date,
      (r) of Section 5.01 of this Agreement) are correct on and as of such date, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date;

            (ii) no event has occurred and is continuing, or would result from such Extension of Credit or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; and

            (iii) after giving effect to such Extension of Credit, the Total Extensions of Credit will not exceed the lesser of the aggregate Commitments or Borrowing Base then in effect.

            SECTION 4.03. Effective Date. The Agent shall promptly notify the Lenders and the Borrowers of the occurrence of the Effective Date.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            SECTION 5.01. Representations and Warranties of the Borrowers. Holdings and the Borrowers hereby jointly and severally represent and warrant as follows:

            (a) Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party's powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or by-laws or other organizational or governing documents of such Loan Party or (ii) law or any contractual restriction binding on or affecting the Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is a party.

            (d) Each Loan Document has been duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document will constitute upon execution, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (e) The consolidated balance sheet of Sears and its Subsidiaries as at January 3, 2004, as amended, and the related consolidated statements of income and cash flows of Sears and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of Sears and its Subsidiaries as at such date and the consolidated results of the operations of Sears and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. The unaudited consolidated balance sheet of Sears and its Subsidiaries as at October 2, 2004, as amended, and the related consolidated statements of income and cash flows of Sears and its Subsidiaries for the nine-month period then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of Sears and its Subsidiaries as at such date and the consolidated results of the operations of Sears and its Subsidiaries for the nine-month period ended on such date, all in accordance with GAAP consistently applied (subject to year-end audit adjustments). Except as reflected in the most recent financial statements referred to in this paragraph, or in the notes thereto, neither Sears nor any of its Subsidiaries has, as of the date of such financial statements, any liabilities (whether absolute, accrued, contingent and whether or not due) which would reasonably be expected to be material to the Borrowers and their Subsidiaries, taken as a whole.

            (f) The consolidated balance sheet of Kmart and its Subsidiaries as at January 28, 2004, as amended, and the related consolidated statements of income and cash flows of Kmart and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of BDO Seidman, LLP, independent public accountants, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of Kmart and its Subsidiaries as at such date and the consolidated results of the operations of Kmart and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. The unaudited consolidated balance sheet of Kmart and its Subsidiaries as at October 27, 2004, as amended, and the related consolidated statements of income and cash flows of Kmart and its Subsidiaries for the nine-month period then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of Kmart and its Subsidiaries as at such date and the consolidated results of the operations of Kmart and its Subsidiaries for the nine-month period ended on such date, all in accordance with GAAP consistently applied (subject to year-end audit adjustments). Except as reflected in the most recent financial statements referred to in this paragraph, or in the notes thereto, neither Kmart nor any of its Subsidiaries has, as of the date of such financial statements, any liabilities (whether absolute, accrued, contingent and whether or not due) which would reasonably be expected to be material to the Borrowers and their Subsidiaries, taken as a whole.

            (g) Since the date the Registration Statement was declared effective by the SEC, there has been no Material Adverse Change.

            (h) The Pro Forma Financial Information has been prepared in accordance with GAAP, with appropriate pro forma adjustments made in accordance with Regulation S-X promulgated by the SEC.

            (i) There is no action, suit, investigation, litigation or proceeding, including any Environmental Action, which is pending or, to Holdings or any Borrower's knowledge, threatened affecting Holdings, the Borrowers or any of their respective Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect other than as reported in filings with the SEC made prior to the date hereof.

            (j) Following application of the proceeds of each Advance and the issuance of each Letter of Credit, not more than 25 percent of the value of the assets of the Borrowers and their respective Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

            (k) No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (l) All United States Federal income tax returns and all other material tax returns which are required to be filed have been filed by or on behalf of Holdings, the Borrowers and their respective Subsidiaries, and all taxes due with respect to Holdings, the Borrowers and their respective Subsidiaries pursuant to such returns or pursuant to any assessment received by Holdings, the Borrowers or any Subsidiary have been paid except to the extent permitted in Section 6.01(b). The charges, accruals and reserves on the books of Holdings, the Borrowers and their Subsidiaries in respect of taxes or other governmental charges have been made in accordance with, and to the extent required by, GAAP.

            (m) All written factual information heretofore furnished by Holdings, the Borrowers or their Subsidiaries to the Agent or any Lender (including the Information Memorandum) for purposes of or in connection with this Agreement or any other Loan Document, taken as a whole, was true and correct in all material respects on the date as of which such information was stated or certified, provided that Holdings and the Borrowers make no representations or warranties with respect to any projections or other non-factual information contained in such information.

            (n) (i) Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (ii) no Inventory, Credit Card Account Receivable or Related Intellectual Property is subject to any Lien except as permitted by
      Section 6.02(a).

            (o) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (ii) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor do Holdings or the Borrowers know of any valid basis for any such claim; and (iii) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

            (p) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that would reasonably be expected to have a Material Adverse Effect. Neither Holdings, the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrowers nor any Commonly Controlled Entity may reasonably be expected to become subject to any material liability under ERISA if Holdings, any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent except as would not reasonably be expected to result in aggregate liability to Holdings and its Subsidiaries of $100,000,000 or more.

            (q) Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Group Member (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (r) The Guarantee and Collateral Agreement is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements and other filings specified on
      Schedule 5.01(r) in appropriate form are filed in the offices specified on
      Schedule 5.01(r), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to the Lien or claim of any other Person (except Liens permitted by Section 6.02(a)).

            (s) Each Loan Party is, and after giving effect to the Merger and the incurrence of all indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, each of Holdings and the Borrowers will, and will cause each of their Subsidiaries (which for all purposes of this Section 6.01 (other than Section 6.01(j)(i) and (ii)) shall be deemed to exclude Sears Canada) to:

            (a) Compliance with Laws, Etc. Comply in all respects with all applicable Requirements of Law, such compliance to include compliance with ERISA and Environmental Laws, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither Holdings, the Borrowers nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim
      (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors or (y) if such non-payments, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is consistent with prudent business practice; provided that Holdings, the Borrowers and their Subsidiaries may self insure to the extent consistent with prudent business practice.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided that (i) Holdings, the Borrowers and their Subsidiaries may consummate any merger or consolidation permitted under
      Section 6.02(b); (ii) neither Holdings nor the Borrowers nor any of their Subsidiaries shall be required to preserve or maintain the corporate existence of any Subsidiary (other than SRAC and Kmart Corp.) if the Board of Directors of the parent of such Subsidiary, or an executive officer of such parent to whom such Board of Directors has delegated the requisite authority, shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of such parent and that the loss thereof is not disadvantageous in any material respect to the Borrowers, such parent or the Lenders; (iii) Sears shall not be required to preserve or maintain the corporate existence of SRAC, provided that in the event SRAC is dissolved, merged with or into Holdings or any Subsidiary of Holdings or otherwise ceases to exist, then Sears shall, or shall cause a direct wholly owned Domestic Subsidiary of Sears to, execute and deliver to the Agent an assumption agreement with respect to SRAC's obligations under the Loan Documents in form and substance reasonably satisfactory to the Agent and such other officer certificates, legal opinions, financing statements (if applicable) and documentation as the Agent reasonably requests; and (iv) neither Holdings, the Borrowers nor any of their Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of Holdings, such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to Holdings, the Borrowers, such Subsidiary or the Lenders.

            (e) Inspection Rights. Subject to reasonable confidentiality limitations and requirements imposed by Holdings or the Borrowers due to competitive concerns or otherwise, at any reasonable time and from time to time (but no more than twice a year unless a Default or an Event of Default has occurred and is continuing), permit the Agent or any of the Lenders or any agents or representatives thereof, at the Lenders' expense, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Holdings, the Borrowers and any of their Subsidiaries, and to discuss the affairs, finances and accounts of Holdings, the Borrowers and any of their Subsidiaries, as the case may be, with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Holdings, the Borrowers and each such Subsidiary in accordance with GAAP in effect from time to time.

            (g) Maintenance of Properties, Etc. Except as otherwise permitted pursuant to Section 6.02(b), or where the failure to do so, either individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect, maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to Holdings, the applicable Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than (i) as required by any applicable Requirement of Law, (ii) so long as no Default or Event of Default has occurred and is continuing, transactions between or among the Loan Parties and any of their Subsidiaries or (iii) if a Default or Event of Default has occurred and is continuing, transactions in the ordinary course of business between or among the Loan Parties and any of their Subsidiaries and transactions between or among Loan Parties; provided, that the foregoing shall not prohibit any Loan Party or any Subsidiary thereof from entering into employment arrangements with its officers and retention and other agreements with officers and directors pursuant to the reasonable requirements of its business.

            (i) Further Assurances. (i) With respect to any Inventory and Credit Card Accounts Receivable acquired after the Effective Date and prior to the Collateral Release Date by any Group Member (other than such property acquired by any Subsidiary organized outside of the United States) as to which the Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Agent may reasonably request in order to grant to the Agent, for the benefit of the Lenders, a security

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

      interest in such property and (ii) take all actions as the Agent may reasonably request to grant to the Agent, for the benefit of the Lenders, a perfected security interest in such property with the priority required herein, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Agent.

                  (ii) With respect to any new Domestic Subsidiary which is created or acquired after the Effective Date by any Group Member and which owns Inventory or Credit Card Accounts Receivable, promptly cause such new Domestic Subsidiary to (i) become a party to the Guarantee and Collateral Agreement, (ii) prior to the Collateral Release Date take such actions as the Agent may reasonably request to grant to the Agent for the benefit of the Lenders a perfected security interest, with the priority required herein, in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Agent, (iii) if requested by the Agent, deliver to the Agent an officer certificate with respect to such Domestic Subsidiary in form and substance reasonably satisfactory to the Agent and (iv) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

            (j)   Reporting Requirements. Furnish to the Agent:

                  (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Holdings, (a) the consolidated balance sheet of Holdings and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by an Authorized Officer of Holdings as having been prepared in accordance with GAAP and (b) a certificate of an Authorized Officer of Holdings as to compliance with the terms of this Agreement and the other Loan Documents and, from and after the Collateral Release Date, setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, subject to Section 1.03, the Borrowers shall also provide, if necessary for the determination of compliance with Section 6.03, a statement of reconciliation conforming such financial statements to GAAP (the Borrowers being permitted to satisfy the requirements of clause (i)(a) by delivery, in the manner provided in Section 9.02(b), of its quarterly report on form 10-Q (or any successor form), as filed with the SEC);

                  (ii) as soon as available and in any event within 95 days after the end of each fiscal year of Holdings, (a) a copy of the annual audit report for such year for Holdings and its Subsidiaries, containing the consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year, in each case reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by its Board-appointed auditor of national standing and (b) a certificate of an Authorized Officer of Holdings as to compliance with the terms of this Agreement and the other Loan Documents and, from and after the Collateral Release Date, setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with
            Section 6.03, a statement of reconciliation conforming such financial statements to GAAP (the Borrowers being permitted to satisfy the requirements of clause (ii)(a) by delivery, in the manner provided in Section 9.02(b), of its annual report on form 10-K (or any successor form), as filed with the SEC);

                  (iii) as soon as available and in any event within 10 Business
            Days of the end of each fiscal month ended prior to the Collateral Release Date, a Borrowing Base Certificate as of the end of the preceding fiscal month and supporting information satisfactory to the Agent in its Permitted Discretion with respect to the determination of the Borrowing Base;

                  (iv) promptly and in any event within five days after any officer of Holdings or any Borrower knows or should have had knowledge of the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of an Authorized Officer of Holdings or such Borrower setting forth details of such Default or Event of Default and the action that Holdings or such Borrower has taken and proposes to take with respect thereto;

                  (v) promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that Holdings sends to its public security holders generally, and copies of all reports on form 8-K (or its equivalent) and registration statements for the public offering (other than pursuant to employee Plans) of securities that Holdings or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (vi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Holdings, the Borrowers or any of their Subsidiaries of the type described in Section 5.01(i); and

                  (vii) such other information respecting Holdings, the
            Borrowers or any of their Subsidiaries as any Lender through the Agent may from time to time reasonably request.

            Reports and financial statements required to be delivered by the Borrowers pursuant to clauses (i)(a), (ii)(a) and (v) of this subsection
      (j) shall be deemed to have been delivered on the date on which Holdings causes such reports, or reports containing such financial statements, to be posted on the Internet at www.sec.gov or at such other website identified by the Borrowers in a notice to the Agent and the Lenders and that is accessible by the Lenders without charge.

            (k) Collateral Monitoring and Review. At any time prior to the Collateral Release Date, upon the request of the Required Lenders and upon reasonable notice, permit the Agent or professionals (including consultants, accountants and/or appraisers) retained by the Agent to conduct evaluations and/or appraisals of (i) the Loan Parties' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including the reasonable and customary fees and expenses associated with the Agent's IB ABL Portfolio Management Group), provided that if no Default or Event of Default shall exist and be continuing, the Borrowers shall only be required to pay the fees and expenses associated with one such evaluation and one such appraisal per fiscal year. In connection with any collateral monitoring or review and appraisals relating to the computation of the Borrowing Base, Holdings shall make such adjustments to the calculation of the Borrowing Base as the Agent shall, on 5 days notice, reasonably require in its Permitted Discretion based upon the terms of this Agreement and the results of such collateral monitoring, review and appraisal.

            (l) Landlord Waivers. To the extent required by the terms of any lease agreement with any third party relating to a leased Store or DC which is material to the conduct of the business of the Loan Parties, (i) provide notice of the Merger to such third party and (ii) use commercially reasonable efforts to obtain any necessary consent, approval or waiver from such third party with respect thereto.

            SECTION 6.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, each of Holdings and the Borrowers will not, and will not permit any of their Subsidiaries (which for all purposes of this Section 6.02 shall be deemed to exclude Sears Canada) to:

            (a) Liens, Etc. Create or suffer to exist any Lien on the Inventory, Credit Card Accounts Receivable or Related Intellectual Property of Holdings, the Borrowers or any of their Domestic Subsidiaries other than:

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

                  (i)   Permitted Liens,

                  (ii) the Liens existing on the Effective Date and described on Schedule 6.02(a) hereto,

                  (iii) the replacement, extension or renewal of any Lien
            permitted by clause (ii) above upon or in the same property theretofore subject thereto (and in any additions to any such property and in any property taken in replacement or substitution for any such property), or the replacement, extension or renewal (without increase in the amount) of the Debt secured thereby,

                  (iv) to the extent any Liens permitted by clause (ii) above are terminated (and not replaced, extended or renewed in accordance with clause (iii) above), Liens not otherwise permitted by clause
            (iii) above securing Debt in an amount up to the amount of Debt secured by such terminated Liens, and

                  (v) any Lien on Related Intellectual Property which would not reasonably be expected to impair the Agent's ability to enforce its remedies under the Loan Documents with respect to the Collateral.

            (b) Fundamental Changes. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary of any Borrower may merge into such Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Subsidiary of Holdings may merge into Holdings or any other Subsidiary of Holdings (provided that (A) if Kmart Corp. is a party to such merger, such merger shall be with Holdings, Kmart or a direct Subsidiary of Kmart Corp. and Kmart Corp. shall be the continuing or surviving entity, (B) if any Subsidiary Guarantor is a party to such merger (other than with a Borrower or Holdings), such Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Subsidiary Guarantor and (C) if SRAC is a party to such merger, then Sears shall comply with the requirements of Section 6.01(d)), (iii) any Subsidiary of Holdings other than the Borrowers may sell, transfer, lease or otherwise dispose of its assets to any Borrower, to Holdings or to a Subsidiary of Holdings (provided that if such sale or transfer includes Inventory, Credit Card Accounts Receivable or Related Intellectual Property and the transferee is not the Borrower or Holdings, the transferee shall be a Subsidiary Guarantor), (iv) any Subsidiary of Holdings other than the Borrowers may sell, transfer, lease or otherwise dispose of its assets to a Person that is not a Subsidiary through transactions which are undertaken in the ordinary course of its business or determined by Holdings or the Borrowers in good faith to be in the best interests of Holdings, the Borrowers and their Subsidiaries, (v) any Subsidiary of Holdings other than the Borrowers (except, in the case of SRAC, as provided in Section 6.01(d)) may liquidate or dissolve if Holdings and the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of Holdings, the Borrowers and their Subsidiaries and is not materially disadvantageous to the Lenders and (vi) Holdings or any Subsidiary of Holdings may merge with a Person that is not a Subsidiary of Holdings immediately prior to such merger if, in the case of any merger involving Holdings, a Borrower or a Subsidiary Guarantor, Holdings, such Borrower or such Subsidiary Guarantor, as applicable, is the continuing or surviving entity or, in the case of any merger involving a Subsidiary Guarantor, the continuing or surviving entity shall become a Subsidiary Guarantor in accordance with Section 6.01(i)(ii).

            (c) Acquisitions. Purchase or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) the equity interests, voting equity interests or assets of any Person unless (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect thereto, Holdings and the Borrowers shall comply with Section 6.01(i) to the extent applicable and
      (iii) at least 5 Business Days prior to consummating any acquisition subsequent to the Collateral Release Date in which the aggregate amount of consideration to be paid in connection therewith exceeds $50,000,000, Holdings shall have delivered to the Agent a certificate of an Authorized Officer of Holdings setting forth in

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

      reasonable detail the calculations necessary to demonstrate Holdings' compliance, on a pro forma basis after giving effect to such acquisition, with the covenants set forth in Section 6.03.

            (d) Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment if at the date of the declaration thereof (either before or immediately after giving effect thereto and to the payment thereof) a Default or Event of Default shall have occurred and be continuing, except that at any time which a Default or Event of Default shall exist and be continuing (a) Holdings may declare and pay dividends with respect to its equity interests payable solely in additional shares of its common stock and (b) Subsidiaries of Holdings may declare and pay dividends to Holdings, the Borrowers or another wholly-owned Subsidiary of any Borrower.

            (e) Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any Subsidiary of Holdings to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents and (ii) any agreements governing any Lien not prohibited by
      Section 6.02(a) (in which case any prohibition or limitation shall only be effective against the assets subject to the relevant Lien).

            (f) Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings other than a Loan Party to (a) make Restricted Payments in respect of any equity interests of such Subsidiary held by, or pay any indebtedness owed to, Holdings or any other Subsidiary of Holdings, (b) make loans or advances to, or other investments in, Holdings or any other Subsidiary of Holdings or (c) transfer any of its assets to Holdings or any other Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under this Agreement and the other Loan Documents; (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or any portion of the equity interests or assets of such Subsidiary; (iii) the provisions contained in any existing indebtedness (and in any refinancing of such indebtedness so long as no more restrictive than those contained in the respective existing indebtedness so refinanced); (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or a Subsidiary of any Borrower entered into in the ordinary course of business, (v) customary restrictions and conditions contained in the documents relating to any Lien, so long as such Lien is not prohibited hereunder and such restrictions or conditions relate only to the specific asset subject to such Lien; (vi) customary provisions restricting assignment of any contract entered into by any Borrower or any Subsidiary of any Borrower in the ordinary course of business, (vii) any agreement or instrument governing acquired debt, which restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective acquisition; (viii) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by any Borrower or any of its Subsidiaries in the ordinary course of business; (ix) restrictions on the transfer of assets securing purchase money obligations and capitalized lease obligations; (x) customary net worth provisions contained in real property leases entered into by Subsidiaries of any Borrower, so long as the applicable Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrowers and their Subsidiaries to meet their ongoing obligations.

            (g) Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required or permitted by GAAP.

            (h) Circumvention of Covenants. Circumvent any of the covenants set forth in Section 6.02 by causing Sears Canada to undertake a transaction for the benefit of Holdings or any of its Subsidiaries which Holdings or any of its Subsidiaries would not be permitted to undertake directly.

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

            SECTION 6.03. Financial Covenant. From and after the Collateral Release Date, so long as any Advance shall remain unpaid, any Letter of Credit remains outstanding or any Lender shall have any Commitment hereunder, each of Holdings and the Borrowers:

            (a) Will not permit the Consolidated Adjusted Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of Holdings to exceed 3.00 to 1.0.

            (b) Will not permit the Consolidated Inventory Coverage Ratio as of the last day of any fiscal quarter of Holdings to be less than 1.40 to 1.0.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

            SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Advance or Reimbursement Obligation when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or Reimbursement Obligation or make any other payment of fees or other amounts payable under this Agreement or any other Loan Document within five Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by any Loan Party herein or in any other Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) (i) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(d), (e), (h), (j) (other than 6.01(j)(vii)) or (k), 6.02 or 6.03 of this Agreement or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Holdings or the Borrowers by the Agent or any Lender; or

            (d) Any Group Member (excluding Sears Canada for so long as the Loan Parties do not collectively own, directly or indirectly, more than 60% of the voting or economic interests in Sears Canada) shall fail to pay principal of at least $100,000,000 on any Debt that is outstanding (but excluding Debt outstanding hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt that is outstanding in a principal amount of at least $100,000,000 and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made and is accepted in an amount of at least $100,000,000 (in each case other than (i) a scheduled prepayment, redemption or purchase or (ii) a mandatory prepayment, redemption or purchase or a required offer to prepay, redeem or purchase that results from the voluntary sale or transfer of property or assets), in each case prior to the stated maturity thereof; or

            (e) Any Group Member shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Group Member shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) A judgment or order for the payment of money in excess of $100,000,000 (net of any portion of such judgment to be paid by a third-party insurer as to which coverage has not been disputed) shall be rendered against any Group Member (excluding Sears Canada for so long as the Loan Parties do not collectively own, directly or indirectly, more than 60% of the voting or economic interests in Sears Canada) and either
      (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the Board of Directors of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and such "person" or "group" shall beneficially own (as such term is used herein) a greater percentage of the equity Securities of Holdings entitled to vote for members of the Board of Directors than the Permitted Holders shall, collectively, beneficially own; or (ii) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of Holdings cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (y) and clause (z), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or (iii) Holdings shall cease for any reason to own, directly or indirectly, 100% of the Voting Stock of Sears and Kmart; or

            (h) Any Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $100,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or
      (iii) the reorganization or termination of a Multiemployer Plan; or

            (i) Any of the Security Documents shall, prior to the Collateral Release Date, cease, for any reason, to be in full force and effect, or any Loan Party shall so state in writing, or, prior to the Collateral Release Date, any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, including as a result of the failure to comply with
      Section 5.4 of the Guarantee and Collateral Agreement; or

            (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitment of each Lender to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents (including all amounts of the L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code, (A) the Commitment of each Lender shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Agent an amount equal to 101% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            SECTION 8.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            SECTION 8.03. Exculpatory Provisions. Neither any Agent (for purposes of this Article VIII, "Agents" shall mean the collective reference to the Agent and any other Lender designated as an "Agent" for purposes of this Agreement, including the syndication agents and the documentation agents) nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         SECTION 8.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, the Supermajority Lenders or all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, the Supermajority Lenders or all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Advances.

         SECTION 8.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender, Holdings or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, the Supermajority Lenders or all Lenders); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do
so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Advances shall have been paid in full, ratably in accordance with such Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Advances) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Advances and all other amounts payable hereunder.

         SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Advances made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         SECTION 8.09. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrowers. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(a) or Section 7.01(e) with respect to any Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Advances. If no successor agent has accepted appointment as Agent by the date that is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         SECTION 8.10. Documentation Agents and Syndication Agents. None of the documentation agents, syndication agents or any other Lender designated as an "Agent" for purposes of this Agreement (other than JPMorgan Chase Bank in its capacity as Agent) shall have any duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower or any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (a) unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the amount or extend the expiration date of any Lender's Commitment, (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder or
(iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder; (b) unless in writing and signed by all of the Lenders, do any of the following: (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (ii) other than in accordance with
Section 9.13, release all or substantially all of the Collateral or release all or substantially all of the guarantors from their obligations under the Guarantee and Collateral Agreement, (iii) amend Section 9.13(c), (iv) amend this Section 9.01 or (v) other than in accordance with Section 6.01(d), release either Borrower from all of its obligations hereunder; (c) unless in writing and signed by the Supermajority Lenders, increase any advance rate percentage set forth in the definition of "Borrowing Base"; (d) unless in writing and signed by the Agent (in addition to the Lenders required above to take such action), amend, modify or waive any provision of Article VIII or affect the rights or duties of the Agent under this Agreement or any other Loan Document; (e) unless in writing and signed by the Swingline Lender (in addition to the Lenders required above to take such action), amend, modify or waive any provision of Section 2.03 or 2.04; or (f) unless in writing and signed by each Issuing Lender (in addition to the Lenders required above to take such action), amend, modify or waive any provision of
Article III.

         SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to Holdings, at its address at 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attention: President/CEO, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Scott Charles; if to SRAC, at its address at 3711 Kennett Pike, Greenville, Delaware 19807, Attention: President, with a copy to Wachtell, Lipton, Rosen & Katz at its address set forth above; if to Kmart Corp., at its address at 3100 West Big Beaver Road, Troy, Michigan 48084, Attentions: Chief Financial Officer and General Counsel, with a copy to Wachtell, Lipton, Rosen & Katz at its address set forth above; if to any Lender, at its address set forth in its completed administrative questionnaire delivered to the Agent; and if to the Agent, the Swingline Lender or the Issuing Lender, at its address at 1111 Fannin Street, Houston, Texas 77002, Attention: Erin M. Merritt, JPMorgan Loan Services - Deal Management; or, as to any Borrower, the Agent, the Swingline Lender or any Issuing Lender, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent; provided that notices required to be delivered pursuant to Section 6.01(j)(i), (ii), (iii) and (v) shall be delivered to the Agent and the Lenders as specified in Section 9.02(b). All such notices and communications shall, when mailed, telecopied, telegraphed or emailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by email, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Loan Document or of any exhibit hereto or thereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         (b) So long as JPMorgan Chase Bank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Sections 6.01(j)(i), (ii),
(iii) and (v) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent by e-mail at erin.m.merritt@jpmorgan.com. Holdings and the Borrowers agree that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to Holdings, the Borrowers, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Loan Documents or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). Holdings and the Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

         (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

         SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Costs and Expenses. (a) Holdings and the Borrowers jointly and severally agree to pay promptly all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, distribution (including via the internet or through a service such as Intralinks), administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses, (B) subject to Section 6.01(k), all expenses incurred in connection with inspections, verifications, examinations and appraisals relating to the Borrowing Base and the Collateral, and (C) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Loan Documents. Holdings and the Borrowers further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including reasonable fees and expenses of one counsel for the Agent and one counsel for the Lenders in connection with the enforcement of rights under this Section 9.04(a).

         (b) Holdings and the Borrowers jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the Letters of Credit or the proceeds of the Advances, (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrowers or any of their Subsidiaries or any Environmental Action relating in any way to the Borrowers or any of their Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Holdings, any Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Holdings and the Borrowers also agree not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the Letters of Credit or the proceeds of the Advances.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(d) or (e), 2.11 or 2.13, acceleration of the maturity of the Advances pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by any Borrower pursuant to Section 9.07(a), the applicable Borrower shall, promptly after notice by such Lender setting forth in reasonable detail the calculations used to quantify such amount (with a copy of such notice to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of Holdings or any Borrower hereunder, the agreements and obligations of Holdings and the Borrowers contained in Sections 2.12, 2.15 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Extensions of Credit due and payable pursuant to the provisions of
Section 7.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of Holdings or any Borrower against any and all of the obligations of Holdings and the Borrowers now or hereafter existing under this Agreement and the Extensions of Credit of such Lender, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify Holdings or the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliate under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliate may have.

         SECTION 9.06. Binding Effect; Effectiveness. When this Agreement has been executed by Holdings, the Borrowers and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it, this Agreement shall thereafter be binding upon and inure to the benefit of Holdings, the Borrowers, the Agent and each Lender and their respective successors and assigns; provided that, except with respect to Sections 9.07 and 9.08, this Agreement shall only become effective upon satisfaction of the conditions precedent set forth in Section 4.01 and none of the provisions of this Agreement other than Sections 9.07 and 9.08, including without limitation provisions in respect of Advances and Letters of Credit to be made by or issued by any Lender, and in respect of any covenant, fee, indemnity, default, and expense reimbursement made by any Loan Party or for which any Loan Party is liable hereunder, shall become effective, nor shall any representation herein be deemed to be made, until the satisfaction of such conditions. In the event the agreement between Sears and Kmart in respect of the Merger is terminated, then upon termination of such agreement this Agreement shall immediately and automatically be terminated and be rendered null and void without giving effect to any provision herein.

         SECTION 9.07. Assignments and Participations. (a) Each Lender may, upon notice to the Borrowers and the Agent and with the consent, not to be unreasonably withheld, of the Agent, the Issuing Lender, and, unless an Event of Default has occurred and is continuing, the Borrowers, and if demanded by any Borrower (following a demand by such Lender pursuant to Section 2.12 or 2.15) upon at least five Business Days' notice to such Lender and the Agent and the Issuing Lender will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances and other amounts owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (unless an Event of Default has occurred and is continuing, in which case not less than $5,000,000) or an integral multiple of $1,000,000 in excess thereof unless the Borrowers and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by any Borrower pursuant to this Section 9.07(a) shall be arranged by such Borrower after consultation with and subject to the consent, not to be unreasonably withheld, of the Agent and the Issuing Lender and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by any Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this

Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and the parties to such assignment (other than the Borrowers, the Agent and the Issuing Lender) shall deliver together therewith any Note subject to such assignment and a processing and recordation fee of $3,500, provided, however, that in the case of each assignment made as a result of a demand by any Borrower, such recordation fee shall be payable by the Borrowers, and (vii) any Lender may, without the approval of the Borrowers, but with notice to the Borrowers, assign all or a portion of its rights and obligations to any of its Affiliates or to another Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.12, 2.15 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

         (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances and L/C Obligations owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrowers and its obligations to the Swingline Lender and the Issuing Lender hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would require the affirmative vote of the Lender from which it purchased its participation pursuant to Section 9.01(a).

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Holdings, the Borrowers or their Subsidiaries furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Borrower Information relating to Holdings, the Borrowers or their Subsidiaries received by it from such Lender in accordance with Section 9.08.

         (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and any Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         (h) The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender to facilitate transactions of the type described in paragraph (g) above.

         (i) Neither Holdings nor any Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders (except, in the case of SRAC, pursuant to Section 6.01(d)).

         SECTION 9.08. Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of Holdings or the Borrowers furnished to the Agent or the Lenders by Holdings or the Borrowers (such information being referred to collectively herein as the "Borrower Information"), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its affiliates' employees, officers, directors, agents and advisors to whom disclosure is required to enable the Agent or such Lender to perform its obligations under this Agreement or in connection with the administration or monitoring of this Agreement by the Agent or such Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.08, to any assignee or participant, or any prospective assignee or participant, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.08 by the Agent or such Lender, as the case may be, or (B) is or becomes available to the Agent or such Lender on a non-confidential basis from a source other than Holdings, the Borrowers or any of their Subsidiaries and (viii) with the consent of the Borrowers.

         SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Holdings and each of the Borrowers hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to Holdings or such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF HOLDINGS, THE BORROWERS, THE AGENT, THE ISSUING LENDER AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         SECTION 9.13. Release of Collateral. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender (without requirement of consent of or, except as set forth in paragraph (c) below, notice to any Lender) to take, and hereby agrees to take, any action requested by the Borrowers having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.01 or (ii) under the circumstances described in paragraph (b) or (c) below.

         (b) At such time as the Advances, the Reimbursement Obligations and the other obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated and no Letter of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

         (c) On any date on or after the second anniversary of the Effective Date on which (i) the Consolidated Adjusted Leverage Ratio for each of the four quarter periods of Holdings ending as of the dates of the three most recently completed fiscal quarters of Holdings is less than 2.25 to 1.0 or (ii) any class of non-credit enhanced long term senior unsecured debt of Holdings has at least two Investment Grade Ratings, then so long as no Default or Event of Default exists on such date, the Borrowers may, by written notice to the Agent (which notice shall (x) attach a certificate of an Authorized Officer of Holdings setting forth in reasonable detail the calculations necessary to demonstrate Holdings' satisfaction of the condition set forth in clause (i) of this paragraph (c) and compliance with the covenants set forth in Section 6.03 as of the end of the most recently completed fiscal quarter for which financial statements are available and (y) promptly be distributed by the Agent to the Lenders), request that all Collateral be released from the Liens created by the Security Document, and upon the Agent's receipt of such written request all Collateral shall be released from such Liens (all such released Collateral being the "Released Collateral"), all without delivery of any instrument or performance of any act by any party, and all rights to the Released Collateral shall revert to the Loan Parties. At the request and sole expense of any Loan Party following any such release, the Agent shall deliver to such Loan Party any Released Collateral held by the Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

         SECTION 9.14. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower hereby agrees to provide such information promptly upon the request of any Lender or the Agent.

         SECTION 9.15. Integration. This Agreement and the other Loan Documents represent the agreement of the Holdings, the Borrowers, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 SEARS HOLDINGS CORPORATION

                                 By:    /s/ Allen R. Ravas
                                        ----------------------------------------
                                 Name:  Allen R. Ravas
                                 Title: VP Assistant Treasurer

                                 SEARS ROEBUCK ACCEPTANCE CORP.

                                 By:    /s/ Keith Trost
                                        ----------------------------------------
                                 Name:  Keith Trost
                                 Title: President

                                 KMART CORPORATION

                                 By:    /s/ Allen R. Ravas
                                        ----------------------------------------
                                 Name:  Allen R. Ravas
                                 Title: Treasurer

                                 JPMORGAN CHASE BANK, N.A.,
                                 as Agent, Swingline Lender and Issuing Lender

                                 By:    /s/Teri Streusand
                                        ----------------------------------------
                                 Name:  Teri Streusand
                                 Title: Vice President

                                 CITICORP USA, INC.,
                                 as a Syndication Agent and Issuing Lender

                                 By:    /s/ Carolyn Kee
                                        ----------------------------------------
                                 Name:  Carolyn Kee
                                 Title: Vice President

                                 BANK OF AMERICA, N.A.,
                                 as a Syndication Agent and Issuing Lender

                                 By:    /s/ Daniel Platt
                                        ----------------------------------------
                                 Name:  Daniel Platt
                                 Title: Director

                                 BARCLAYS BANK PLC, as a Documentation Agent

                                 By:    /s/ Nicholas Bell
                                        ----------------------------------------
                                 Name:  Nicholas Bell
                                 Title: Director

                                 LEHMAN COMMERCIAL PAPER INC., as a
                                 Documentation Agent

                                 By:    /s/ Janine M. Shugan
                                        ----------------------------------------
                                 Name:  Janine Shugan
                                 Title: Authorized Signatory

                                 HSBC BANK USA, as a Documentation Agent

                                 By:    /s/ John Lyons
                                        ----------------------------------------
                                 Name:  John Lyons
                                 Title: Senior Vice President

                                 MERRILL LYNCH BANK USA, as a Documentation
                                 Agent

                                 By:    /s/ Louis Alder
                                        ----------------------------------------
                                 Name:  Louis Alder
                                 Title: Director

                                 MORGAN STANLEY BANK, as a Documentation Agent

                                 By:    /s/ Daniel Twenge
                                        ----------------------------------------
                                 Name:  Daniel Twenge
                                 Title: Vice President

                                 THE ROYAL BANK OF SCOTLAND, PLC, as a
                                 Documentation Agent

                                 By:    /s/ Charlotte Sohn Fuiks
                                        ----------------------------------------
                                 Name:  Charlotte Sohn Fuiks
                                 Title: Senior Vice President

                                 WACHOVIA BANK NATIONAL ASSOCIATION, as a
                                 Documentation Agent

                                 By:    /s/ Thomas Grabosky
                                        ----------------------------------------
                                 Name:  Thomas Grabosky
                                 Title: First Vice President

                                 J.P. MORGAN SECURITIES INC., as Lead Arranger

                                 By:    /s/ Bruce S. Borden
                                        ----------------------------------------
                                 Name:  Bruce S. Borden
                                 Title: Vice President

                                 BANC OF AMERICA SECURITIES LLC, as Lead
                                 Arranger

                                 By:    /s/ Jeffrey McLand
                                        ----------------------------------------
                                 Name:  Jeffrey McLand
                                 Title: Vice President

                                 CITIGROUP GLOBAL MARKETS INC., as Lead Arranger

                                 By:    /s/ Jeffrey Nitz
                                        ----------------------------------------
                                 Name:  Jeffrey Nitz
                                 Title: Director

                               By:    /s/ Jeffrey Nitz
                                      ----------------------------------
                               Name:  Jeffrey Nitz
                               Title: Director

Commitment: $230,200,000.00    JPMorgan Chase Bank, N.A.
                               ---------------------------------
                               Name of Lender

                               By:    /s/ Teri Streusand
                                      ----------------------------------
                               Name:  Teri Streusand
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      1111 Fannin Street
                                             Houston, TX 77002
                               Attention:    Erin M. Merritt
                               Phone:        713-750-2119
                               Facsimile:    713-750-2782

                               Eurodollar Lending Office:

                               Address:      1111 Fannin Street
                                             Houston, TX 77002
                               Attention:    Erin M. Merritt
                               Phone:        713-750-2119
                               Facsimile:    713-750-2782

Commitment: $230,200,000.00    Citicorp USA, Inc.
                               -----------------
                               Name of Lender

                               By:    /s/ Carolyn Kee
                                      ----------------------------------
                               Name:  Carolyn Kee
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      Citicorp USA, Inc.
                                             399 Park Avenue 16th Floor
                                             New York, NY
                               Attention:    Alex Iannelli
                               Phone:        302-894-6058
                               Facsimile:    212-994-0847

                               Eurodollar Lending Office:

                               Address:      Citicorp USA, Inc.
                                             399 Park Avenue 16th Floor
                                             New York, NY
                               Attention:    Alex Iannelli
                               Phone:        302-894-6058
                               Facsimile:    212-994-0847

Commitment:  $230,200,000.00   Bank of America, N.A.
                               ---------------------
                               Name of Lender

                               By:    /s/ Daniel Platt
                                      ----------------------------------
                               Name:  Daniel Platt
                               Title: Director

                               Domestic Lending Office:

                               Address:      40 Broad St. 10th Floor
                                             Boston, MA 02110
                               Attention:    Daniel Platt
                               Phone:        617-434-4190
                               Facsimile:    617-434-4312

                               Eurodollar Lending Office:

                               Address:      40 Broad St. 10th Floor
                                             Boston, MA 02110
                               Attention:    Daniel Platt
                               Phone:        617-434-4190
                               Facsimile:    617-434-4312

Commitment: $217,200,000.00    Barclays Bank PLC
                               -----------------
                               Name of Lender

                               By:    /s/ Nicholas Bell
                                      ----------------------------------
                               Name:  Nicholas Bell
                               Title: Director

                               Domestic Lending Office:

                               Address:      200 Park Avenue,
                                             New York, NY 10166
                               Attention:    Nicholas Bell
                               Phone:        212-412-4029
                               Facsimile:    212-412-7600

                               Eurodollar Lending Office:

                               Address:      200 Park Avenue,
                                             New York, NY 10166
                               Attention:    Nicholas Bell
                               Phone:        212-412-4029
                               Facsimile:    212-412-7600

Commitment: $217,200,000       Lehman Brothers Bank, FSB
                               -------------------------
                               Name of Lender

                               By:    /s/ Janine M. Shugan
                                      ----------------------------------
                               Name:  Janine M. Shugan
                               Title: Authorized Signatory

                               Domestic Lending Office:

                               Address:      745 Seventh Avenue, 16th Floor
                                             New York, NY 10019
                               Attention:    Joseph Lo
                               Phone:        212-526-6560
                               Facsimile:    212-520-0450

                               Eurodollar Lending Office:

                               Address:      745 Seventh Avenue, 16th Floor
                                             New York, NY 10019
                               Attention:    Joseph Lo
                               Phone:        212-526-6560
                               Facsimile:    212-520-0450

Commitment: $217,200,000.00    Wachovia Bank, N.A.
                               -------------------
                               Name of Lender

                               By:    /s/ Thomas Grabosky
                                      ----------------------------------
                               Name:  Thomas Grabosky
                               Title: First Vice President

                               Domestic Lending Office:

                               Address:      1133 Avenue of the Americas
                                             New York, NY  10036
                               Attention:    Dave Hill
                               Phone:        212-545-4418
                               Facsimile:    212-545-4283

                               Eurodollar Lending Office:

                               Address:      1133 Ave of the Americas
                                             New York, NY  10036
                               Attention:    Sam Ho
                               Phone:        212-545-4468
                               Facsimile:    212-545-4246

Commitment: $217,200,000.00    Morgan Stanley Bank
                               -------------------
                               Name of Lender

                               By:    /s/ Daniel Twenge
                                      ----------------------------------
                               Name:  Daniel Twenge
                               Title: Vice President
                                      Morgan Stanley Bank

                               Domestic Lending Office:

                               Address:      1633 Broadway, 25th Fl
                                             New York, NY  10019
                               Attention:    Larry Benison
                               Phone:        212-537-1439
                               Facsimile:    212-537-1867

                               Eurodollar Lending Office:

                               Address:      1633 Broadway, 25th Fl
                                             New York, NY  10019
                               Attention:    Larry Benison
                               Phone:         212-537-1439
                               Facsimile:    212-537-1867

Commitment: $217,200,000.00    HSBC Bank USA
                               -------------
                               Name of Lender

                               By:    /s/ John Lyons
                                      ----------------------------------
                               Name:  John Lyons
                               Title: Senior Vice President

                               Domestic Lending Office:

                               Address:      452 Fifth Avenue, 5th Fl.
                                             New York, NY 10018
                               Attention:    Robert Corder, S.V.P.
                               Phone:        212-525-2602
                               Facsimile:    212 525-2479

                               Eurodollar Lending Office:

                               Address:      452 Fifth Avenue, 5th Fl.
                                             New York, NY 10018
                               Attention:    Robert Corder, S.V.P.
                               Phone:        212-525-2602
                               Facsimile:    212 525-2479

Commitment: $217,200,000.00    Merrill Lynch Bank, USA
                               -----------------------
                               Name of Lender

                               By:    /s/ Louis Alder
                                      ----------------------------------
                               Name:  Louis Alder
                               Title: Director

                               Domestic Lending Office:

                               Address:      Merrill Lynch Bank USA
                                             15 W. South Temple St. STE 300
                                             Sale Lake City, UT 84101
                               Attention:    Julie Young
                               Phone:        801-526-8331
                               Facsimile:    801-359-4667

                               Eurodollar Lending Office:

                               Address:      Merrill Lynch Bank USA
                                             15 W. South Temple St. STE 300
                                             Sale Lake City, UT 84101
                               Attention:    Julie Young
                               Phone:        801-526-8331
                               Facsimile:    801-359-4667

Commitment: $217,200,000.00    The Royal Bank of Scotland plc
                               ------------------------------
                               Name of Lender

                               By:    /s/ Charlotte Sohn Fuiks
                                      ----------------------------------
                               Name:  Charlotte Sohn Fuiks
                               Title: Senior Vice President

                               Domestic Lending Office:

                               Address:      101 Park Avenue
                                             New York, NY  10178
                               Attention:    Charlotte Sohn Fuiks
                               Phone:        212-401-3703
                               Facsimile:    212-401-3456

                               Eurodollar Lending Office:

                               Address:      101 Park Avenue
                                             New York, NY  10178
                               Attention:    Charlotte Sohn Fuiks
                               Phone:        212-401-3703
                               Facsimile:    212-401-3456

Commitment: $197,400,000.00    Goldman Sachs Credit Partners, L.P.
                               -----------------------------------
                               Name of Lender

                               By:    /s/ Tom Connolly
                                      ----------------------------------
                               Name:  Tom Connolly
                               Title: Authorized Signatory

                               Domestic Lending Office:

                               Address:      30 Hudson Street, 17th Fl
                                             Jersey City, NJ 07302
                               Attention:    Philip.Green@gs.com
                               Phone:        212-357-7570
                               Facsimile:    212-357-4597

                               Eurodollar Lending Office:

                               Address:      Goldman Sachs International
                                             Peterborough Court
                                             133 Fleet Street, London EC4 A 2BB
                               Attention:    Katherine.Gillespie@gs.com
                               Phone:        44(20) 7774-6457

*The London Office is only needed for same day borrowing. New York will otherwise fund both in US Dollars and Euros.

Commitment: $197,400,000.00    Harris Nesbitt Financing, Inc.
                               ------------------------------
                               Name of Lender

                               By:    /s/ Joseph W. Linder
                                      ----------------------------------
                               Name:  Joseph W. Linder
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      115 LaSalle Street; 17W
                                             Chicago, IL 60603-3868
                               Attention:    Ellen Dancer
                                             Client Service Officer
                               Phone:        312-461-2587
                               Facsimile:    312-293-5283

                               Eurodollar Lending Office:

                               Address:      115 LaSalle Street; 17W
                                             Chicago, IL 60603-3868
                               Attention:    Ellen Dancer
                                             Client Service Officer
                               Phone:        312-461-2587
                               Facsimile:    312-293-5283

Commitment: $197,400,000.00    CREDIT SUISSE FIRST BOSTON, acting
                               through its Cayman Islands Branch
                               -----------------------------------
                               Name of Lender

                               By:    /s/ Phillip Ho
                                      ----------------------------------
                               Name:  Phillip Ho
                               Title: Director

                               By:    /s/ Cassandra Droogan
                                      ----------------------------------
                               Name:  Cassandra Droogan
                               Title: Associate

                               Domestic Lending Office:

                               Address:      Eleven Madison Avenue
                                             New York, NY 10010
                               Attention:    Cassandra Droogan
                               Phone:        212-325-2949
                               Facsimile:    212-325-8319

                               Eurodollar Lending Office:

                               Address:      Eleven Madison Avenue
                                             New York, NY 10010
                               Attention:    Cassandra Droogan
                               Phone:        212-325-2949
                               Facsimile:    212-325-8319

Commitment: $197,400,000.00    The Bank of Nova Scotia
                               -----------------------
                               Name of Lender

                               By:    /s/ V. Gibson
                                      ----------------------------------
                               Name:  V. Gibson
                               Title: Assistant Agent

                               Domestic Lending Office:

                               Address:      600 Peachtree St., N.E.
                                             Suite 2700
                                             Atlanta, GA  30308
                               Attention:    George Wong
                               Phone:        404-877-1556
                               Facsimile:    404-888-8998

                               Eurodollar Lending Office:

                               Address:      600 Peachtree St., N.E.
                                             Suite 2700
                                             Atlanta, GA  30308
                               Attention:    George Wong
                               Phone:        404-877-1556
                               Facsimile:    404-888-8998

Commitment: $197,400,000.00    Bear Stearns Corporate Lending Inc.
                               -----------------------------------
                               Name of Lender

                               By:    /s/ Victor Bulzacchelli
                                      ----------------------------------
                               Name:  Victor Bulzacchelli
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      Bear, Stearns & Co., Inc.
                                             383 Madison Avenue
                                             New York, NY  10179
                               Attention:    Randall Trombley
                               Phone:        212-272-8871
                               Facsimile:    212-272-9184
                               E-Mail:       rtrombley@bear.com

                               Eurodollar Lending Office

                               N/A

Commitment: $100,000,000.00    The CIT Group/Business Credit, Inc.
                               -----------------------------------
                               Name of Lender

                               By:    /s/ Christopher J. Esposito
                                      ----------------------------------
                               Name:  Christopher J. Esposito
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      300 South Grand Avenue, 3rd,
                                             Floor
                                             Los Angeles, CA 90071
                               Attention:    Becky Martin
                               Phone:        213-613-2510
                               Facsimile:    213-613-2599

                               Eurodollar Lending Office:

                               Address:      300 South Grand Avenue, 3rd,
                                             Floor
                                             Los Angeles, CA 90071
                               Attention:    Becky Martin
                               Phone:        213-613-2510
                               Facsimile:    213-613-2599

Commitment: $100,000,000.00    Royal Bank of Canada
                               --------------------
                               Name of Lender

                               By:    /s/ Howard Lee
                                      ----------------------------------
                               Name:  Howard Lee
                               Title: Authorized Signatory

                               Domestic Lending Office:

                               Address:      Royal Bank of Canada
                                             New York Branch
                                             One Liberty Plaza - 4th Floor
                                             New York, NY 10006
                               Attention:    Linda Joannou
                               Phone:        212-428-6212
                               Facsimile:    212-428-2372

                               Eurodollar Lending Office:

                               Address:      Royal Bank of Canada
                                             New York Branch
                                             One Liberty Plaza - 4th Floor
                                             New York, NY 10006
                               Attention:    Linda Joannou
                               Phone:        212-428-6212
                               Facsimile:    212-428-2372

Commitment: $75,000,000.00     National City Bank
                               ------------------
                               Name of Lender

                               By:    /s/ Brian T. Strayton
                                      ----------------------------------
                               Name:  Brian T. Strayton
                               Title: Senior Vice President

                               Domestic Lending Office:

                               Address:      National City Park
                                             1900 East Ninth Street
                                             Cleveland, Oh 44114
                               Attention:    David Gregory
                               Phone:        216-488-7087
                               Facsimile:    216-488-7110

                               Eurodollar Lending Office:

                               Address:      National City Bank
                                             1900 East Ninth Street
                                             Cleveland, OH 44114
                               Attention:    David Gregory
                               Phone:        216-488-7087
                               Facsimile:    216-488-7110

Commitment: $75,000,000.00     The Bank of New York
                               --------------------
                               Name of Lender

                               By:    /s/ Lucille Madden
                                      ----------------------------------
                               Name:  Lucille Madden
                               Title: Vice President

                               Domestic Lending Office:

                               Address:      One Wall Street, 8th Floor
                                             New York, NY 10286
                               Attention:    Laina Chan
                               Phone:        212-635-1366
                               Facsimile:    212-635-1483

                               Eurodollar Lending Office:

                               Address:      One Wall Street, 8th Floor
                                             New York, NY 10286
                               Attention:    Laina Chan
                               Phone:        212-635-1366
                               Facsimile:    212-635-1483

Commitment: $70,000,000.00                      Banco Popular de Puerto Rico

                                                By:      /s/ Hector J. Gonzalez
                                                         ----------------------
                                                Name:    Hector J. Gonzalez
                                                Title:   Vice President

                                                Domestic Lending Office:

                                                Address:   7 West 51st Street
                                                           New York, NY 10019
                                                Attention: Hector J. Gonzalez
                                                Phone:     212-445-1988
                                                Facsimile: 212-245-4677

                                                Eurodollar Lending Office:

                                                Address:   7 West 51st Street
                                                           New York, NY 10019
                                                Attention: Hector J. Gonzalez
                                                Phone:     212-445-1988
                                                Facsimile: 212-245-4677

Commitment: $50,000,000.00          CIBC, Inc.

                                    By:      /s/ Dominic J. Sorresso
                                             -----------------------
                                    Name:    Dominic J. Sorresso
                                    Title:   Executive Director
                                             CIBC World Markets Corp., as Agent

                                    Domestic Lending Office:

                                    Address:    40 Dundas Street, 5th Floor
                                                Toronto, Ontario
                                                Canada M5G 2C2
                                    Attention:  Asanka de Silva
                                    Phone:      416-542-4465
                                    Facsimile:  416-542-4558

                                    Eurodollar Lending Office:

                                    Address:    40 Dundas Street, 5th Floor
                                                Toronto, Ontario
                                                Canada M5G 2C2
                                    Attention:  Asanka de Silva
                                    Phone:      416-542-4465
                                    Facsimile:  416-542-4558

Commitment: $50,000,000.00          Mizuho Corporate Bank
                                    ---------------------
                                    Name of Lender

                                    By:    /s/ Betram H. Tang
                                           ------------------
                                    Name:  Betram H. Tang
                                    Title: Senior Vice President & Team Leader

                                    Domestic Lending Office:

                                    Address:    Harborside Financial Center
                                                1800 Plaza Ten
                                                Jersey City, NJ 07311
                                    Attention:  Frank Lehaf
                                    Phone:      201-626-9303
                                    Facsimile:  201-626-9913/9935

                                    Eurodollar Lending Office:

                                    Address:    Harborside Financial Center
                                                1800 Plaza Ten
                                                Jersey City, NJ 07311
                                    Attention:  Frank Lehaf
                                    Phone:      201-626-9303
                                    Facsimile:  201-626-9913/9935

Commitment: $50,000,000.00          The Northern Trust Company
                                    --------------------------
                                    Name of Lender

                                    By:      /s/ David C. Fisher
                                             -------------------
                                    Name:    David C. Fisher
                                    Title:   Vice President

                                    Domestic Lending Office:

                                    Address:   50 S. LaSalle
                                               Chicago, IL 60675
                                    Attention: Ms. Sharon Jackson
                                    Phone:     312-630-1609
                                    Facsimile: 312-630-1566

                                    Eurodollar Lending Office:

                                    Address:   50 S. LaSalle
                                               Chicago, IL 60675
                                    Attention: Ms. Sharon Jackson
                                    Phone:     312-630-1609
                                    Facsimile: 312-630-1566

Commitment: $35,000,000.00          Banca di Roma, Chicago Branch
                                    -----------------------------
                                    Name of Lender

                                    By:      /s/ Aurora Pensa
                                             ----------------
                                    Name:    Aurora Pensa
                                    Title:   Vice President

                                    By:      /s/ Enrico Verdoscia
                                             --------------------
                                    Name:    Enrico Verdoscia
                                    Title:   Sr. Vice President

                                    Domestic Lending Office:

                                    Address:   225 West Washington St.
                                               Suite 1200
                                               Chicago, IL 60606
                                    Attention: James Semonchik
                                    Phone:     312-704-2629
                                    Facsimile: 312-726-3058

                                    Eurodollar Lending Office:

                                    Address:   225 West Washington St.
                                               Suite 1200
                                               Chicago, IL 60606
                                    Attention: James Semonchik
                                    Phone:     312-704-2629
                                    Facsimile: 312-726-3058

Commitment: $25,000,000.00          Branch Banking and Trust Company
                                    --------------------------------
                                    Name of Lender

                                    By:    /s/ John G. Reeves
                                           ------------------
                                    Name:  John G. Reeves
                                    Title: Assistant Vice President

                                    Domestic Lending Office:

                                    Address:   200 West Second Street
                                               16th Floor
                                               Winston-Salem, NC 27101
                                    Attention: Robert A. Bass
                                    Phone:     336-733-2734
                                    Facsimile: 336-733-2740

                                    Eurodollar Lending Office:

                                    Address:   200 West Second Street
                                               16th Floor
                                               Winston-Salem, NC 27101
                                    Attention: Robert A. Bass
                                    Phone:     336-733-2734
                                    Facsimile: 336-733-2740

Commitment: $25,000,000.00          First Hawaiian Bank
                                    -------------------
                                    Name of Lender

                                    By:    /s/ Ronald C.M. Chang
                                           ---------------------
                                    Name:  Ronald C.M. Chang
                                    Title: Vice President

                                    Domestic Lending Office:

                                    Address:    999 Bishop Street, 11th Floor
                                                Honolulu, Hawaii 96813
                                    Attention:  Corporate National Division
                                    Phone:      808-525-5194
                                    Facsimile:  808-525-6372

                                    Eurodollar Lending Office:

                                    Address:    999 Bishop Street, 11th Floor
                                                Honolulu, Hawaii 96813
                                    Attention:  Corporate National Division
                                    Phone:      808-525-5194
                                    Facsimile:  808-525-6372

Commitment: $25,000,000.00          KeyBank National Association
                                    ----------------------------
                                    Name of Lender

                                    By:    /s/ Michael J. Vegh
                                           -------------------
                                    Name:  Michael J. Vegh
                                    Title: Assistant Vice President

                                    Domestic Lending Office:

                                    Address:   127 Public Square
                                               6th Floor
                                               Cleveland, OH 44114
                                    Attention: Michael J. Vegh
                                    Phone:     216-689-7759
                                    Facsimile: 216-689-4981

                                    Eurodollar Lending Office:

                                    Address:   127 Public Square
                                               6th Floor
                                               Cleveland, OH 44114
                                    Attention: Michael J. Vegh
                                    Phone:     216-689-7759
                                    Facsimile: 216-689-4981

Commitment: $25,000,000.00        United Overseas Bank Limited, New York Agency
                                  ---------------------------------------------
                                  Name of Lender

                                  By:    /s/ Kwong Yew Wong
                                         ------------------
                                  Name:  Kwong Yew Wong
                                  Title: FVP & General Manager

                                  By:    /s/ Phillip Cheong
                                         ------------------
                                  Name:  Phillip Cheong
                                  Title: VP & Deputy General Manager

                                  Domestic Lending Office:

                                  Address:   592 Fifth Avenue, 10th Floor
                                             New York, NY 10036
                                  Attention: Kwong Yew Wong
                                  Phone:     212-382-0088
                                  Facsimile: 212-382-1881

                                  Eurodollar Lending Office:

                                  Address:   592 Fifth Avenue, 10th Floor
                                             New York, NY 10036
                                  Attention: Kwong Yew Wong
                                  Phone:     212-382-0088
                                  Facsimile: 212-382-1881

Commitment: $25,000,000.00          U.S. Bank National Association
                                    ------------------------------
                                    Name of Lender

                                    By:    /s/ John Franceschi
                                           -------------------
                                    Name:  John Franceschi
                                    Title: Vice President

                                    Domestic Lending Office:

                                    Address:   777 E. Wisconsin Ave.
                                               Mail Code: MK-WI-TGCB
                                               Milwaukee, WI 53202
                                    Attention: John Franceschi
                                    Phone:     414-765-5656
                                    Facsimile: 414-765-5367

                                    Eurodollar Lending Office:

                                    Address:   777 E. Wisconsin Ave.
                                               Mail Code: MK-WI-TGCB
                                               Milwaukee, WI 53202
                                    Attention: John Franceschi
                                    Phone:     414-765-5656
                                    Facsimile: 414-765-5367

Commitment: $17,000,000.00          Siemens Financial Services, Inc.
                                    --------------------------------
                                    Name of Lender

                                    By:    /s/ Michael Coiley
                                           ------------------
                                    Name:  Michael Coiley
                                    Title: Senior Vice President

                                    Domestic Lending Office:

                                    Address:   170 Wood Avenue South
                                               Iselin, NJ 08830
                                    Attention: Victor Alarcon
                                    Phone:     732-590-6622
                                    Facsimile: 732-590-6648

                                    Eurodollar Lending Office:

                                    N/A

Commitment: $15,000,000.00          First Tennessee Bank National Association
                                    -----------------------------------------
                                    Name of Lender

                                    By:    /s/ Malcolm Koch
                                           ----------------
                                    Name:  Malcolm Koch
                                    Title: Vice President

                                    Domestic Lending Office:

                                    Address:   165 Madison Ave.
                                               National Department
                                               Memphis, TN 38103
                                    Attention: Jim Moore
                                    Phone:     901-523-4108
                                    Facsimile: 901-523-4267

                                    Eurodollar Lending Office:

                                    N/A

Commitment: $15,000,000.00          The International Commercial Bank of China
                                    ------------------------------------------
                                    Name of Lender

                                    By:    /s/ Nae-Yee Lung
                                           ----------------
                                    Name:  Nae-Yee Lung
                                    Title: EVP & General Manager

                                    Domestic Lending Office:

                                    Address:   65 Liberty Street
                                               New York, NY 10005
                                    Attention: Louis Wen-Luh Chang
                                    Phone:     212-815-9168
                                    Facsimile: 212-766-5006

                                    Eurodollar Lending Office:

                                    Address:   65 Liberty Street
                                               New York, NY 10005
                                    Attention: Louis Wen-Luh Chang
                                    Phone:     212-815-9168
                                    Facsimile: 212-766-5006

Commitment: $15,000,000.00          Malayan Banking Berhad
                                    ----------------------
                                    Name of Lender

                                    By:    /s/ Wan Fadzmi Othman
                                           ---------------------
                                    Name:  Wan Fadzmi Othman
                                    Title: General Manager

                                    Domestic Lending Office:

                                    Address:   400 Park Avenue
                                               New York, NY 10022
                                    Attention: P.C. Kim
                                    Phone:     212-303-1305
                                    Facsimile: 212-308-0109

                                    Eurodollar Lending Office:

                                    N/A

Commitment: $10,000,000.00          Bank of Oklahoma
                                    ----------------
                                    Name of Lender

                                    By:    /s/ Holly M. Byrne
                                           ------------------
                                    Name:  Holly M. Byrne
                                    Title: Assistant Vice President

                                    Domestic Lending Office:

                                    Address:   One Williams Center
                                               8th Floor
                                               Tulsa, OK 74172
                                    Attention: Holly Byrne
                                    Phone:     918-588-6493
                                    Facsimile: 918-280-3368

                                    Eurodollar Lending Office:

                                    N/A